UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Soliciting Material under §240.14a-12

ARMATA PHARMACEUTICALS, INC.

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PRELIMINARY PROXY STATEMENT, SUBJECT TO COMPLETION, DATED OCTOBER 11, 2019
ARMATA PHARMACEUTICALS, INC.
4503 Glencoe Avenue
Marina del Rey, California 90292
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 10, 2019
Dear Shareholder:
You are cordially invited to attend the 2019 Annual Meeting of Shareholders (the “meeting”) of Armata Pharmaceuticals, Inc., a Washington corporation (“Armata,” the “Company,” “we,” “our” or “us”). The meeting will be held on Tuesday, December 10, 2019 at 11:00 a.m. local time at our principal executive offices at 4503 Glencoe Avenue, Marina del Rey, California 90292, for the following purposes:
1.
To approve an amendment to our Amended and Restated Articles of Incorporation, as amended, to declassify the Board of Directors and provide for annual election of directors;

2.
To elect eight nominees for director to serve one-year terms expiring at the 2020 Annual Meeting of Shareholders and upon their successors being duly elected and qualified; or, in the event the proposed amendment to our Amended and Restated Articles of Incorporation to declassify the Board of Directors does not pass, to elect seven nominees for director, consisting of two Class I Directors, three Class II Directors, and two Class III Directors of the Company;

3.
To ratify the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4.
To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the meeting is October 11, 2019. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. We will first mail the Notice of Internet Availability of Proxy Materials to our shareholders on or about October [•], 2019.
You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting in person, please vote your shares over the internet, as described in the Notice of Internet Availability of Proxy Materials. Alternatively, if you received a paper copy of the proxy card by mail, please complete, sign, date and promptly return the proxy card in the postage-paid envelope provided. You may also vote your shares by telephone as described in your proxy card. Voting by telephone, over the internet or by mailing a proxy card will not limit your right to attend the annual meeting and vote your shares in person. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.
By Order of the Board of Directors,
Richard J. Bastiani, Ph.D.
Chairman of the Board of Directors
Marina del Rey, California
October [•], 2019
Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Shareholders to be held on December 10, 2019:
The notice of annual meeting, proxy statement and annual report to shareholders are available at
https://investor.armatapharma.com/annual-reports-and-proxy or www.envisionreports.com/ARMP

ARMATA PHARMACEUTICALS, INC.
4503 Glencoe Avenue
Marina del Rey, California 90292
PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 10, 2019
This proxy statement contains information related to the 2019 Annual Meeting of Shareholders (the “annual meeting” or the “meeting”) of Armata Pharmaceuticals, Inc. (“Armata,” the “Company,” “we,” “our” or “us”) to be held on Tuesday, December 10, 2019, at 11:00 a.m. local time at our principal executive offices at 4503 Glencoe Avenue, Marina del Rey, California 90292, and at any adjournments or postponements thereof. We are using the U.S. Securities and Exchange Commission (“SEC”) rules that allow issuers to furnish proxy materials to their shareholders on the internet. On or about October [•], 2019, we expect to begin mailing a Notice of Internet Availability of Proxy Materials, which is referred to herein as the “Notice of Internet Availability,” to each holder of record of our common stock as of the close of business on October 11, 2019, the record date for the meeting. On or about the same day, we will begin mailing paper copies of our proxy materials to shareholders who have requested them. The Notice of Internet Availability and this proxy statement summarize the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote.
Background
On May 9, 2019, Armata, formerly known as AmpliPhi Biosciences Corporation and we refer to herein prior to the Merger as “AmpliPhi”, completed a merger (the “Merger”) with privately held C3J Therapeutics, Inc., a Washington corporation (“C3J”), in accordance with the terms of an Agreement and Plan of Merger and Reorganization, dated January 3, 2019, as amended on March 25, 2019, by and among AmpliPhi, a wholly owned subsidiary of AmpliPhi (“Merger Sub”) and C3J (the “Merger Agreement”). At the effective time of the Merger, each outstanding share of C3J common stock was converted into the right to receive 0.04932975 shares of Armata common stock, par value $0.01 per share (“common stock”) (after giving effect to the Reverse Split, as defined below) (the “Exchange Ratio”), and Merger Sub merged with and into C3J, with C3J surviving the Merger as a wholly-owned subsidiary of Armata. As a result of the Merger, C3J was considered the accounting acquirer of AmpliPhi because C3J’s shareholders retained a majority control of the combined company, Armata, subsequent to the Merger; therefore, the historical financial statements of the accounting acquirer, C3J, have become Armata’s historical financial statements.
Immediately prior to the consummation of the Merger, AmpliPhi effected a 1-for-14 reverse split (the “Reverse Split”) of its issued and outstanding shares of common stock and changed its name to “Armata Pharmaceuticals, Inc.” On May 10, 2019, Armata’s common stock began trading on a split-adjusted basis on the NYSE American under the ticker symbol “ARMP.” All shares and per share amounts in this proxy statement reflect the Reverse Split unless otherwise noted.
Concurrent with closing of the Merger, five members of the Board of Directors of the Company (the “Board” or the “Board of Directors”) resigned and were replaced by directors designated by C3J (all of whom served on C3J’s board of directors prior to the Merger), and members of the senior management team of C3J were appointed as the executive officers of the Company, except that Steve R. Martin, Chief Financial Officer of Armata, remained in such role. Throughout this proxy statement, we discuss both the former executive officers and members of the board of directors of AmpliPhi and the current executive officers and members of the Board of Directors of Armata, the combined company.
Immediately following the closing of the Merger, certain shareholders of C3J prior to the Merger (the “Investors”) purchased shares of common stock of Armata in a private placement for an aggregate purchase price of  $10.0 million (the “Financing”). After the Merger and such concurrent private placement, the former C3J security holders owned approximately 76% of the aggregate number of shares of Armata’s common stock and the security holders of AmpliPhi as of immediately prior to the Merger owned approximately 24% of the aggregate number of shares of Armata’s common stock.

This proxy statement includes certain historical information relating to the board of directors, executive officers and governance arrangements of the Company during periods ended prior to the completion of the Merger. This proxy statement also includes certain disclosures concerning the Company’s Board and officers currently in office. We use the term “AmpliPhi” in this proxy statement to refer to the Company prior to the Merger, and all references to “C3J” refer to C3J Therapeutics, Inc. and its business prior to the closing of the Merger. All references to “Armata,” the “Company,” “we,” “us” or “our” in this proxy statement mean Armata Pharmaceuticals, Inc., the combined company.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a Notice of Internet Availability of Proxy Materials?
The Board of Directors is soliciting your proxy to vote at the annual meeting, including at any adjournments or postponements of the meeting. As permitted by the rules of the SEC, we employ the “notice and access” delivery method. This allows us to give our shareholders access to a full set of our proxy materials online. Accordingly, beginning on or about October [•], 2019, we will send to most of our shareholders, by mail or e-mail, the Notice of Internet Availability, explaining how to access our proxy materials and vote online or by telephone. The Notice of Internet Availability is not a proxy card and cannot be used to vote your shares.
On or about the same day, we will begin mailing paper copies of our proxy materials to shareholders who have requested them. Those shareholders who do not receive the Notice of Internet Availability, including shareholders who have previously requested to receive paper copies of our proxy materials, will receive a copy of this proxy statement, the proxy card and the annual report by mail. The Notice of Internet Availability also contains instructions on how you can (i) receive a paper copy of the proxy materials if you only received a notice by mail, or (ii) elect to receive your proxy materials over the internet next year if you received them by mail this year.
You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions in the Notice of Internet Availability and below to submit your proxy to vote your shares.
How do I attend the annual meeting?
The meeting will be held on Tuesday, December 10, 2019 at 11:00 a.m. local time at our principal executive offices at 4503 Glencoe Avenue, Marina del Rey, California 90292. Information on how to vote in person at the annual meeting is discussed below.
Who can vote at the annual meeting?
Only shareholders of record at the close of business on October 11, 2019 will be entitled to vote at the annual meeting. On this record date, there were [•] shares of common stock outstanding and entitled to vote.
Shareholder of Record: Shares Registered in Your Name
If on the record date your shares were registered directly in your name with Armata’s transfer agent, Computershare, Inc., then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your shares over the internet, as described in the Notice of Internet Availability, or, alternatively, if you received a paper copy of the proxy card by mail, to fill out and return the enclosed proxy card in the postage-paid envelope provided. You may also vote your shares by telephone as described in your proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and our proxy materials are being forwarded to you by that organization. The broker, bank, or other agent holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.

What am I voting on?
There are three matters scheduled for a vote:
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Proposal 1: To approve an amendment to our Amended and Restated Articles of Incorporation, as amended (the “Articles”), to declassify the Board of Directors and provide for annual election of directors;

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Proposal 2: To elect eight nominees for director, named in this proxy statement, to serve one-year terms expiring at the 2020 Annual Meeting of Shareholders and upon their successors being duly elected and qualified; or, in the event Proposal 1, the proposed amendment to our Articles to declassify the Board of Directors, does not pass, to elect seven nominees for director, consisting of two Class I Directors, three Class II Directors, and two Class III Directors of the Company, in each case named in this proxy statement; and

•
Proposal 3: Ratification of the Audit Committee’s selection of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
For approval of the amendment to our Articles to declassify the Board and provide for annual election of directors (Proposal 1) and for ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2019 (Proposal 3), you may vote “For” or “Against” or abstain from voting. For the election of directors (Proposal 2), you may either vote “For” or “Withhold” authority to vote for each of the nominees to the Board of Directors. If Proposal 1 passes, you may vote on the election of eight nominees standing for election at this annual meeting; if, however, Proposal 1 does not pass, you may vote on the election of seven nominees standing for election at this annual meeting, as further described in Proposal 2.
The procedures for voting are fairly simple:
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may vote in person at the annual meeting, vote by proxy through the internet, as described in the Notice of Internet Availability, vote by proxy over the telephone or, if you received a paper copy of the proxy card by mail, vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. Authorizing your proxy over the internet, by mailing a proxy card or by telephone will not limit your right to attend the annual meeting and vote your shares in person.
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To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

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To vote through the internet, go to www.envisionreports.com/ARMP to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Internet Availability or enclosed proxy card, as applicable. Your vote must be received by 11:59 p.m. Eastern Time on December 9, 2019 to be counted.

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To vote using the proxy card, if you received a paper copy of the proxy card by mail, simply complete, sign and date the enclosed proxy card and return it promptly in the postage-paid envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-652-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice of Internet Availability or enclosed proxy card, as applicable. Your vote must be received by 11:59 p.m. Eastern Time on December 9, 2019 to be counted.

Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions. If you are a shareholder of record, your shares will not be voted if you do not vote by internet or telephone, return your proxy card by mail or vote in person at the annual meeting as described above; however, if you properly submit a proxy, but do not specify your voting choice on one or more of the proposals included thereon, your shares will be voted, as recommended by the Board of Directors: (1) to approve the amendment to the Articles to declassify the Board and provide for annual election of directors; (2) to elect to our Board of Directors the director nominees named in this proxy statement; and (3) to ratify the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2019.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you have shares held by a broker, bank or other agent, you may instruct your such agent to vote your shares by following the instructions that such agent provides to you. Most brokers and nominees allow you to vote by mail, telephone and on the internet. As discussed further below, under New York Stock Exchange rules, the approval of the amendment to the Articles to declassify the Board and provide for annual election of directors (Proposal 1) and the election of directors (Proposal 2) are considered “non-routine” matters, meaning that brokers, banks, or other agents who have not been furnished voting instructions from their clients will not be authorized to vote in their discretion on these proposals. The ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the year ending December 31, 2019 (Proposal 3) is considered a “routine” matter, meaning that brokers, banks, or other agents who have not been furnished voting instructions from their clients will be authorized to vote on that proposal.
To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the provided instructions from your broker or bank, or contact your broker or bank to request a proxy form.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on the record date.
What happens if I do not vote?
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record and do not vote through the internet, by completing your proxy card (if you received a paper copy by mail), by telephone or in person at the annual meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether such agent will still be able to vote your shares depends on whether the New York Stock Exchange deems the particular proposal to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), and certain corporate governance proposals, even if management-supported. For these “non-routine” matters for which a broker, bank or other agent has not received voting instructions, a “broker non-vote” occurs. Accordingly, your broker, bank or other agent may not vote your shares on Proposal 1 or Proposal 2 without your instructions (resulting in “broker non-votes” for such matters), but may vote your shares on Proposal 3 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking your voting selections, your shares will be voted, as applicable: “For” Proposal 1, the approval of the amendment to the Articles to declassify the Board and provide for annual election of directors; “For” Proposal 2, the election of nominees for director; and “For” Proposal 3, ratification of the Audit Committee’s selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies and have paid the entire expense of preparing, printing and mailing the Notice of Internet Availability and, to the extent requested by our shareholders, this proxy statement and any additional materials furnished to shareholders. In addition to solicitations by mail, our officers, directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Any officers, directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice of Internet Availability or set of proxy materials?
If you receive more than one Notice of Internet Availability or set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in each Notice of Internet Availability or proxy card in the proxy materials, as applicable, to ensure that all of your shares are voted.
Can I change my vote or revoke my proxy after I have voted?
Shareholder of Record: Shares Registered in Your Name
Yes. You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. The cutoff time for voting through the internet or by telephone will be 11:59 P.M., Eastern Time, on December 9, 2019, the day before the annual meeting. You may change your vote on the internet or by telephone (only your latest internet or telephone proxy submitted prior to the annual meeting will be counted); by signing and returning a new proxy card with a later date; by sending a timely written notice that you are revoking your proxy to our Secretary at Armata Pharmaceuticals, Inc., 4503 Glencoe Avenue, Marina del Rey, California 90292; or by attending the meeting and voting in person. However, your attendance at the annual meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
When are shareholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing to our Secretary at Armata Pharmaceuticals, Inc., 4503 Glencoe Avenue, Marina del Rey, California 90292 by (i) [•], 2020, or (ii) if the date of our 2020 Annual Meeting of Shareholders has changed by more than 30 days from the one-year anniversary of the date of this year’s annual meeting, by a date that constitutes a reasonable time before we print and send our proxy materials to shareholders, which date will be disclosed in a report filed by us with the SEC. Any such proposals must meet the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
If you wish to submit a proposal (including a director nomination) that is not to be included in next year’s annual meeting proxy materials, your proposal generally must be submitted in writing to the same address not fewer than 60 nor more than 90 days prior to the date approved by the Board of Directors to hold the 2020 Annual Meeting of Shareholders; provided, that if we provide less than 60 days’ notice of such date, your proposal (including a director nomination) must be received by our Secretary not later than the tenth day following the day on which the notice of the date of the 2020 Annual Meeting of Shareholders is mailed or publicly disclosed. Please review our Amended and Restated Bylaws (the “Bylaws”), which contain additional requirements regarding advance notice of shareholder proposals and nominations.
Since we provided less than 60 days’ notice of the date of this annual meeting, for a shareholders’ notice to be timely to be presented at this annual meeting, it must be received by our Secretary by October 21, 2019.
How are votes counted?
Votes generally.   Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.
Abstentions and Broker Non-Votes.   Abstentions will count towards the quorum. Shares constituting broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether shareholders have approved a matter, but they are counted as present for the purpose of determining a quorum at the annual meeting.
Required Vote.   The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.
Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Approval of the Amendment to the Articles to Declassify the Board and Provide for Annual Election of Directors	“For” votes from the holders of at least two-thirds of the shares outstanding on the record date.	Against	Against
2	Election of Directors	The nominees receiving the most “For” votes cast will be elected to the Board of Directors. If Proposal 1 is approved by the shareholders, then eight nominees will stand for election at this annual meeting; if, however, Proposal 1 does not pass, then seven nominees will stand for election at this annual meeting.	None	None
3	Ratification of the Audit Committee’s selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019	The number of shares that cast a vote “For” the proposal must exceed the number of shares that cast a vote “Against” the proposal.	None	None
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding at least a majority of the outstanding shares entitled to vote on a matter and be counted collectively upon such matter are present at the meeting in person or represented by proxy. On the record date, there were [•] shares outstanding and entitled to vote. Thus, the holders of  [•] shares must be present in person or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares at the meeting in person or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amended Form 8-K to publish the final results.
What proxy materials are available on the internet?
The proxy statement and annual report to shareholders are available at https://investor.armatapharma.com/annual-reports-and-proxy.

PROPOSAL 1
Approval of Amendment to Amended and Restated Articles of Incorporation to Declassify the Board and Provide for Annual Election of Directors
Our Articles currently provide that the Board is divided into three classes, with each class being elected every three years. Our Board has unanimously adopted, and recommends that our shareholders approve, an amendment to the Articles that would immediately declassify the Board, so that all our directors will stand for election annually, beginning at this annual meeting. In addition, if the proposed amendment to the Articles is approved, the Board has approved certain conforming changes to our Bylaws to declassify the Board, which would automatically become effective upon approval of the shareholders and the effectiveness of the amendment to the Articles. The proposed amendments to Article 9 of our Articles and Section 3.2 of our Bylaws contemplated by this proposal are attached to this proxy statement as Appendix A and Appendix B, respectively. Additions of text contained in the appendices are indicated by underlining and deletions of text are indicated by strikeouts. The below summary of the proposed amendment to the Articles does not purport to be complete and is qualified in its entirety by reference to the full text of the proposed amendment attached hereto as Appendix A.
The Board’s consideration of whether to remove the classified board provisions was undertaken as part of the efforts of the Board and Nominating and Corporate Governance Committee to improve and enhance our corporate governance practices, to ensure that they are aligned with developments in our business, changes in regulations and exchange listing requirements, and the continuing evolution of best practices in corporate governance. The Board considered the advantages and disadvantages of maintaining the classified Board structure compared with providing for an annual election of directors. The Board recognized that the classified structure benefits shareholders by promoting continuity and stability in the management of the business and affairs of the Company and encouraging directors to take a long-term perspective. Although the Board continues to believe that these are important benefits, the Board has considered the fact that that classified boards may be viewed as having the effect of reducing the accountability of directors to shareholders, as shareholders are unable to evaluate and elect all directors on an annual basis. The Board also recognized the growing sentiment among shareholders and the investment community in favor of annual elections, and that many institutional investors believe that the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies. As a result, proxy advisory firms, such as Institutional Shareholder Services (ISS), typically recommend voting against classified boards. After carefully weighing these and other factors (including that the number of public companies with classified boards continues to decline), the Board has determined that it is in the best interests of the Company and our shareholders to declassify the Board and recommends that shareholders approve the proposed amendment to the Articles to effectuate such declassification.
If the proposed amendment to the Articles is approved by the shareholders, we intend to file the amendment with the Secretary of State of the State of Washington during the annual meeting, prior to the vote on the election of directors, so that the declassified board structure will become effective immediately. Accordingly, in such event, each of our current directors, regardless of his or her current class, will stand for election at this annual meeting for a one-year term until the 2020 Annual Meeting and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Any vacancies on the Board that occur prior to the 2020 Annual Meeting will be filled by the Board to serve a term ending at the 2020 Annual Meeting and until his or her successor has been duly elected and qualified, or, if soon, until the director’s death, resignation or removal. The changes to our Articles will become effective upon the filing of articles of amendment with the Secretary of State of the State of Washington. In addition, if the proposed amendment is approved, the Board has approved certain conforming changes to our Bylaws to declassify the Board, as indicated in Appendix B, which would become automatically effective upon the effectiveness of the amendment to the Articles.

If this proposal is not approved, then our Board will remain classified and seven of our eight directors, excepting Jeremy Curnock Cook, will stand for election at this annual meeting, to serve a one-, two-, or three-year term, based on such director’s class, and, in future elections of directors, directors will continue to be elected to serve three-year terms, subject to their earlier death, resignation or removal. Please see Proposal 2 for additional information regarding the election of directors at this annual meeting.
In order for Proposal 1 to be approved, at least two-thirds of the outstanding shares must cast a vote “For” the proposal. Abstentions and broker non-votes, if any, will have the same effect as “Against” votes.
The Board of Directors Recommends
a Vote “For” Proposal 1.

PROPOSAL 2
Election of Directors
Our Bylaws provide that the Board of Directors will consist of not less than one nor more than nine members, as fixed from time to time by a resolution of the Board or shareholders. The Board of Directors currently has eight members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Under our current Bylaws, any vacancy occurring on the Board may be filled by the shareholders, the Board or, if the directors in office constitute fewer than a quorum, by the affirmative vote of a majority of the remaining directors.
As Class I directors, the terms of office of Michael S. Perry, D.V.M., Ph.D. and Joseph M. Patti, Ph.D. expire by their terms at the 2019 Annual Meeting. In addition, while the Class II directors and Class III directors would ordinarily have terms of office that expire at the 2020 Annual Meeting of Shareholders and the 2021 Annual Meeting of Shareholders, respectively, pursuant to the Washington Business Corporation Act, the term of a director elected by the Board of Directors to fill a vacancy expires at the next shareholders’ meeting at which directors are elected, regardless of whether the term of any other directors in the same class expires at a later date. All of Armata’s current directors, except Jeremy Curnock Cook and Michael S. Perry, D.V.M., Ph.D., who served on AmpliPhi’s board prior to the Merger, and Todd C. Peterson, Ph.D., who joined the Board in October 2019, were appointed effective May 2019 by the directors then in office to fill vacancies that arose in connection with the Merger. Accordingly, all of Armata’s current directors, other than Mr. Cook, have a term of office that expires at this annual meeting.
The Board of Directors has approved, and recommends that shareholders approve, a proposed amendment to our Articles, as described in Proposal 1, to eliminate the classes of directors, effective immediately, and to require each director to stand for election annually for a one-year term, beginning at this annual meeting.
All of our current directors have been nominated by the Board to stand for election at this annual meeting. If our shareholders approve the proposed amendment to declassify the Board and Proposal 1 passes, our director nominees at this annual meeting will be all eight of our incumbent directors, and each will stand for election for a one-year term of office, expiring at the 2020 Annual Meeting of Shareholders, until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. If, however, Proposal 1 does not pass, our Board will remain classified and seven of our eight directors, excepting Jeremy Curnock Cook, will stand for election at this annual meeting. Accordingly, if elected, each of the Class I director nominees would serve until the 2022 Annual Meeting of Shareholders, each of the Class II director nominees would serve until the 2020 Annual Meeting of Shareholders, and each of the Class III director nominees would serve until the 2021 Annual Meeting of Shareholders, in each case until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the seven — or, if Proposal 1 passes, eight — nominees receiving the highest number of affirmative votes at this annual meeting will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven — or, if Proposal 1 passes, eight — nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board of Directors. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
The Board of Directors Recommends
a Vote “For” each Named Nominee.

The following table sets forth information regarding our current directors as of the record date:
Name	Age	Position	Class
Richard J. Bastiani, Ph.D.(3)	77	Chairman of the Board	III
Richard Bear	57	Director	II
Jeremy Curnock Cook(1)(2)	70	Director	III
H. Stewart Parker(1)(3)	64	Director	II
Todd R. Patrick	57	Chief Executive Officer, Director	III
Joseph M. Patti, Ph.D.(2)(3)	55	Director	I
Michael S. Perry, D.V.M., Ph.D.(1)(2)	60	Director	I
Todd C. Peterson, Ph.D.	61	Director	II

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The brief biographies below include information regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.
Class I Director Nominees for Election for a Three-Year Term Expiring at the 2022 Annual Meeting (or, if Proposal 1 is approved, for a One-Year Term Expiring at the 2020 Annual Meeting)
Joseph M. Patti, Ph.D. has served as a member of the Board of Directors since the consummation of the Merger. He also currently serves as President and Chief Executive Officer and director of Agilvax, Inc., a private company that discovers and develops antibody-based therapeutics to treat metastatic cancer, and as President of JP Biotech Advisors, Inc., which provides strategic growth and drug development advice to emerging biotechnology companies. Dr. Patti is also a director of ECM Biosurgery, a private preclinical biotechnology company focused on collagen therapeutics. From November 2012, Dr. Patti served as Aviragen Therapeutics, Inc.’s Executive Vice President of Corporate Development and Strategy until October 2014, when he was appointed the company’s President and Chief Executive Officer and director. He served in those roles until 2018, when Aviragen merged with Vaxart, Inc. Prior to joining Aviragen, Dr. Patti co-founded Inhibitex, Inc. in 1998 and served as its Chief Scientific Officer and Senior Vice President of Research and Development from 2007 until it was acquired by Bristol Myers Squibb in February 2012. He also served as its Chief Scientific Officer and Vice President of Research and Development from 2005 to 2007 and as Vice President, Preclinical Development prior to that. Before co-founding Inhibitex, Dr. Patti was an Assistant Professor at Texas A&M’s Institute of Biosciences and Technology and also served on the faculty at the University of Texas Health Science Center Graduate School of Biomedical Sciences. Dr. Patti received a B.S. in Microbiology from the University of Pittsburgh, a M.S.P.H. from the University of Miami, School of Medicine and a Ph.D. in Biochemistry from the University of Alabama at Birmingham. Dr. Patti was a director of SciStem Therapeutics, Inc., a privately-held biotechnology company from 2012 to 2015. Dr. Patti was a director of Inhibitex from 1998 to 2005.

Dr. Patti was selected as a director because his scientific knowledge and background and experience in developing numerous preclinical and clinical bio-pharmaceutical product candidates, as well as his senior management experience over the past decade in developing and implementing the business and financial strategies of emerging, publicly-traded biopharmaceutical companies and serving as a public company director, led to the conclusion that he should serve on our Board of Directors.
Michael S. Perry, D.V.M., Ph.D. has served as a member of our Board of Directors since the Merger and as a member of the AmpliPhi Board of Directors since November 2005. Since June 2017, Dr. Perry has served as the Chief Executive Officer of Avita Medical Limited, a publicly traded regenerative medicine company, where he has been a member of the board of directors since February 2013. Since April 2017, he has also served as U.S. Managing Director of BioScience Managers Pty Ltd, a medical sciences fund manager. From January 2016 to April 2017, Dr. Perry served as Senior Vice President and Chief Scientific Officer of Global Business Development and Licensing for Novartis AG. Prior to that, he served at Novartis Pharmaceuticals Corporation, where, from September 2014 to January 2016, he served as Chief Scientific Officer for the Cell and Gene Therapy Unit of Novartis Pharmaceuticals Corporation and, from October 2012 to September 2014, he served as Global Head of Stem Cell Therapy and Vice President of the Integrated Hospital Care Franchise. Prior to rejoining Novartis in October 2012, he was a Venture Partner with Bay City Capital, LLC, a venture capital firm, from 2005 to September 2012. He concurrently served as President and Chief Medical Officer at Poniard Pharmaceuticals, Inc., a publicly held drug development company, from 2010 to 2011, having served as a consultant for the company since 2009. From 2005 to 2009, Dr. Perry served as Chief Development Officer of VIA Pharmaceuticals, Inc., a publicly held biotechnology company. From 2003 to 2005, Dr. Perry served as Chairman and Chief Executive Officer of Extropy Pharmaceuticals, Inc., a privately held pediatric specialty pharmaceutical company. From 2002 to 2003, he served as President and Chief Executive Officer of Pharsight Corporation, a publicly held software and consulting services firm. From 2000 to 2002, he served as Global Head of Research and Development for Baxter Healthcare’s BioScience Division (now Baxalta). From 1997 to 2000, Dr. Perry served as President and Chief Executive Officer of SyStemix Inc. and Genetic Therapy Inc., both wholly-owned subsidiaries of Novartis AG. From 1994 to 1997, Dr. Perry served as Vice President of Regulatory Affairs for Novartis. Prior to 1994, Dr. Perry held various management positions with Syntex Corporation (now Roche), Schering-Plough Corporation (now Merck) and BioResearch Laboratories, Inc. Dr. Perry received a Doctor of Veterinary Medicine (D.V.M.), a Ph.D. in biomedical science-pharmacology specialty and an Honors B.Sc. in physics from the University of Guelph in Ontario, Canada. He has also completed the Harvard Business School International Advanced Management Program. Dr. Perry has served as Adjunct Professor in the Gates Center for Regenerative Medicine at the University of Colorado School of Medicine, Anschutz Medical Campus since November 2013. He has served as a member of the board of directors of Arrowhead Pharmaceuticals, Inc. (Nasdaq: ARWR), which develops medicines that treat intractable diseases by silencing the genes that cause them, where he serves as independent lead director, chair of the compensation committee and nominating committee, and a member of the audit committee and science committee, since December 2011; he also serves on the board of Gamida Cell Ltd. (Nasdaq: GMDA), a clinical-stage biopharmaceutical company, since May 2017, where he serves on the compensation committee.
Dr. Perry was selected as a director because of his substantial scientific and medical knowledge, investing experience, and operational and executive experience in the biotechnology and pharmaceutical industries qualifies him to serve on our Board of Directors.
Class II Director Nominees for Election for a One-Year Term Expiring at the 2020 Annual Meeting
Richard Bear has served as a member of the Board since the consummation of the Merger in May 2019. He is the Chief Financial Officer of CRH Medical Corporation (NYSE American: CRHM), a medical services business (“CRH”), and has served as an officer of CRH since 2006. Prior to joining CRH, Mr. Bear worked at ID Biomedical Corporation as Chief Financial Officer from 2002 until 2005, when the company was acquired by GlaxoSmithKline plc. During his time at ID Biomedical Corporation, he worked on public offerings, real-estate sale/leaseback transactions and other financing activities generating in excess of $350 million, as well as the company’s $1.5 billion acquisition by GlaxoSmithKline plc. Before joining ID Biomedical Corporation, Mr. Bear spent 15 years working in the telecommunications industry in accounting, financial, and senior management roles for McCaw Cellular Communications, AT&T Wireless and XO Communications. Mr. Bear has served on the boards of directors of private and public companies, including in some instances as audit committee chairperson. He has also been active on the boards of several charitable organizations.
Mr. Bear was selected as a director because of his extensive financial and executive management experience. He has a degree in Business Administration from the University of Washington and has received a Certified Public Accountant designation. Mr. Bear has significant financial expertise, a thorough understanding of financial statements, corporate finance and accounting, and extensive experience with public companies, all of which makes him a valued member of the Board of Directors.
H. Stewart Parker has served as a member of the Board since the consummation of the Merger. She is the Principal of Parker BioConsulting. Ms. Parker previously served as a member of the board of directors of C3J from 2010 until the consummation of the Merger, including as chair of the board from March 2016 until the consummation of the Merger. Ms. Parker has over 36 years of experience in the biotechnology industry. She served as the chief executive officer of the Infectious Disease Research Institute, or IDRI, a not-for-profit global health research institute, from March 2011 to December 2013. In 1989, Ms. Parker managed the formation of Targeted Genetics Corporation, the predecessor company of AmpliPhi and, at its inception, a subsidiary of Immunex Corporation. She served as its President and Chief Executive Officer and as a director from its spinout from Immunex Corporation in 1992 to November 2008. Prior to Targeted Genetics Corporation, Ms. Parker served in various capacities at Immunex Corporation from August 1981 through December 1991, most recently as vice president, corporate development. From February 1991 to January 1993, Ms. Parker served as president and a director of Receptech Corporation, a company formed by Immunex in 1989 to accelerate the development of soluble cytokine receptor products. She has served on the board of directors and the executive committee of BIO, the primary trade organization for the biotechnology industry. She currently serves as a member of the boards of directors for several for-profit and non-profit companies, including Sangamo Therapeutics, Inc. (Nasdaq: SGMO), a clinical stage biotechnology company, since June 2014, where she has served as board chair since June 2017; Achieve Life Sciences, Inc. (Nasdaq: ACHV), a specialty pharmaceutical company, since March 2010, where she serves as chairperson of the nominating and governance committee and as a member of the audit committee and compensation committee; and StrideBio, Inc., a gene therapy company. Ms. Parker received her B.A. and M.B.A. from the University of Washington.
Ms. Parker was selected as a director because of her extensive experience in the industry and experience as a public company director (including service as a member of the compensation and the nominating and corporate governance committees of the board), as well as her strong commitment to shareholders’ interests.
Todd C. Peterson, Ph.D. has served as a director since October 2019. Dr. Peterson has more than 30 years of experience in biotechnology and life sciences research and development across the areas of molecular biology, nucleic acids and genomics product and technology development. His experience encompasses clinical diagnostics, life science research tools, and drug discovery technologies, products and markets. Dr. Peterson has served as Chief Scientific Officer at the Allen Institute in Seattle, Washington, since December 2018, overseeing science and technology strategy and operational, translational and growth initiatives to deliver on its impact mission. Prior to joining the Allen Institute, from 2013 to 2018, Dr. Peterson served as Chief Technology Officer at Synthetic Genomics, Inc., a private company focused on synthetic biology and applied genomics technologies. From 2003 to 2013, Dr. Peterson led Genomics and Synthetic Biology R&D at Invitrogen/Life Technologies, a global leader in life science tools. Prior to Life Technologies, Dr. Peterson held research and development positions with increasing responsibilities and scope at Genicon Sciences Corp., Trega Biosciences, Inc., Hybritech Inc. and Gen-Probe Incorporated, where he focused on technology research, product development and commercialization. Dr. Peterson was a postdoctoral fellow at the Max Planck Institute in Cologne, Germany after receiving his Ph.D. in Microbiology at the University of Southern California School of Medicine. He obtained his M.A. in Biological Sciences and B.A. in Molecular Biology and Biochemistry at the University of California, Santa Barbara.
Mr. Peterson was selected as a director because of his years of experience in biotechnology and life sciences research and development, his in-depth knowledge of the industry and pre-clinical / early-stage scientific requirements, and his experience and understanding of the bacteriophage platform of Armata.

Class III Director Nominees for Election for a Two-Year Term Expiring at the 2021 Annual Meeting (or, if Proposal 1 is approved, for a One-Year Term Expiring at the 2020 Annual Meeting)
Richard J. Bastiani, Ph.D., has served as a member of the Board and our Chairman since the Merger. He has previously served as a member of the board of directors of C3J from 2013 until the consummation of the Merger. Dr. Bastiani is currently retired. He has over 40 years of industry experience and has served on the boards of 14 biotechnology and life science companies throughout his career, including as a director of BioNex Solutions, Inc., a privately-held company that develops and manufactures systems for laboratory automation and liquid handling, since 2014. From 1995 through 2018, he served as a member of the board of directors of Abaxis, Inc., a formerly public diagnostic company providing point of care, automated blood analysis systems and single test products for human and veterinary markets that was acquired by Zoetis Inc. in 2018 for approximately $2.0 billion. From 1995 to 1998, Dr. Bastiani was President of Dendreon, a biotechnology company dedicated to providing innovative cell therapies for cancer. From 1970 until 1995, Dr. Bastiani held a number of positions with Syva Company, a diagnostic company, including as President from 1991 until Syva Company was acquired by a subsidiary of Hoechst AG of Germany in 1995. From 2007 to 2011, Dr. Bastiani served as chairman of the board of directors of Response Biomedical Corp. In 1996, Dr. Bastiani was appointed to the board of directors of ID Biomedical Corporation, and he served as the chairman of the board of directors from 1998 until the company’s 2005 acquisition by GlaxoSmithKline. Dr. Bastiani also served as co-founder and a director of DiscoveRx, a privately held company developing and selling high-throughput screening, protein profile and cell pathway assays and services, and on the board of Pathwork Diagnostics, a privately held molecular diagnostic company focused on cancer diagnostics using proprietary genomic profiling and informatics. Dr. Bastiani also serves on the Board of Fellows of Santa Clara University. He received his Ph.D. in Chemistry from Michigan State University in 1970, his M.S. in Chemistry from California State University in 1967, and his B.S. in Chemistry from Santa Clara University in 1964.
Dr. Bastiani was selected as a director because of his extensive leadership experience with biotechnology companies and his in-depth knowledge of the industry, as well as his experience serving on the boards of directors of various public and private companies.
Todd R. Patrick has served as the Company’s Chief Executive Officer and as a director since the consummation of the Merger. He previously served as President and Chief Executive Officer of C3J from 2010 until the consummation of the Merger, and as a member of C3J’s board of directors from 2009 until the consummation of the Merger. Before joining C3J, Mr. Patrick was the President and Board member of ID Biomedical Corporation from 1994 until 2005, when the company was acquired by GlaxoSmithKline. Prior to ID Biomedical, Mr. Patrick was the Director of the Office of Intellectual Property Administration at the University of California, Los Angeles (UCLA), where he was responsible for the patenting and licensing of intellectual property arising out of UCLA. Mr. Patrick has been involved in several start-ups and has helped raise over $600 million in equity or debt capital. Mr. Patrick is the past Chairman of the Board of Trustees for the Seattle Biomedical Research Institute (now the Center for Infectious Disease Research), a 400-person, non-profit global health organization focused on creating new drugs and vaccines to treat infectious diseases in the developing world. Mr. Patrick currently serves on the board of directors of CRH, where he has served since 2006 and is a member of the audit, corporate governance and nominating, and compensation committees; Sunniva, Inc. (CSE: SNN; OTCQB: SNNVF), where he has served since 2017 and is lead independent director and a member of the compensation, governance, and audit committees; Vaxent Vaccines LLC; AltPep Corporation; and InvVax, Inc. He is also on the board of the non-profit Foster Foundation.
Mr. Patrick was selected as a director because of his extensive leadership experience with biotechnology companies and his in-depth understanding of our business, strategy and management team, as well as his experience serving as a public company director and executive officer.
Class III Director Continuing in Office until the 2021 Annual Meeting (or, if Proposal 1 is approved, as a Nominee for Election for a One-Year Term Expiring at the 2020 Annual Meeting)
Jeremy Curnock Cook has served as a member of the Board since the Merger. He served as a member of the board of directors of AmpliPhi since July 1995 and as chairman from 1998 until the consummation of the Merger. From September 2014 to May 2015, he served as Interim Chief Executive Officer of

AmpliPhi. Mr. Curnock Cook has served as Chairman of International BioScience Managers Limited, a corporate and investment advisory firm, since 2000, and also currently serves as Managing Director of BioScience Managers Pty Ltd, a life science fund manager. From 1987 to 2000, Mr. Curnock Cook was a director of Rothschild Asset Management Limited and was responsible for the Rothschild Bioscience Unit. Mr. Curnock Cook founded the International Biochemicals Group in 1975, which was sold in 1985 to Royal Dutch Shell, where he served as Managing Director until 1987. He also currently serves as a member of the board of directors of Avita Medical Limited (ASX: AVH; Nasdaq: RCEL), Adherium Limited (ASX: ADR), Arecor Limited, Summatix Pty Ltd., Rex Bionics Pty Ltd., BioScience Managers UK Ltd and Smart Matrix Ltd. Mr. Curnock Cook received an M.A. in natural sciences from Trinity College, Dublin.
Mr. Cook was selected as a director because of his extensive leadership experience with biotechnology companies and his in-depth knowledge of AmpliPhi’s business, strategy and management team, as well as his experience serving as a public company director and executive officer.
Selection of Certain Directors
Each of our current directors, other than Dr. Peterson, was appointed to, or remained a member of, the Board pursuant to the Merger Agreement. AmpliPhi designated Mr. Cook and Dr. Perry to remain as members of the Board following the Merger, while C3J designated Dr. Bastiani, Mr. Bear, Ms. Parker, Mr. Patrick and Dr. Patti for appointment to the Board to fill vacancies created by the resignation of former directors in connection with the Merger. As a Class I director, Dr. Perry’s term of office expires at the annual meeting, and the Merger Agreement provided that the Board would nominate him for election at the annual meeting.
Dr. Peterson was appointed to fill a vacancy created when the Board approved an increase in size to eight and was recommended to the Board by the Nominating and Corporate Governance Committee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Management Following the Merger
In connection with the Merger, the Board was set at seven members, five of whom were designated by C3J and two of whom were designated by AmpliPhi. The C3J designees were Richard J. Bastiani, Ph.D., Richard Bear, H. Stewart Parker, Todd R. Patrick and Joseph M. Patti, Ph.D. The AmpliPhi designees were Jeremy Curnock Cook and Michael S. Perry, D.V.M., Ph.D. In connection with, and upon consummation of, the Merger, Louis Drapeau, Paul C. Grint, M.D., Wendy S. Johnson and Vijay B. Samant resigned from AmpliPhi’s board. Following the Merger, AmpliPhi’s corporate policies and procedures, including all outstanding committee charters, remained those of Armata.
In connection with the appointment of new directors in connection with the Merger, all directors entered into a standard director appointment letter setting forth, among other things, each such director’s duties as a member of the Board of Directors of Armata and compensation arrangements. In September 2019, the Board approved an increase in size to eight and appointed Todd C. Peterson, effective October 2019, as a Class II director to fill the vacancy, and Mr. Peterson also entered into a standard director appointment letter. Armata’s non-employee directors receive the compensation described below under “Executive Compensation — AmpliPhi Executive Compensation — Non-Employee Director Compensation.”
Independence of the Board of Directors
As required under the NYSE American listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of  “independent,” including those set forth in pertinent listing standards of NYSE American, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively determined that Richard J. Bastiani, Ph.D., Jeremy Curnock Cook, H. Steward Parker, Joseph M. Patti, Ph.D., Michael S. Perry, D.V.M., Ph.D., and Todd C. Peterson, Ph.D. are independent directors within the meaning of the applicable NYSE American listing standards. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. The Board concluded that neither Mr. Patrick nor Mr. Bear is an independent director within the meaning of the applicable NYSE American listing standards. Mr. Patrick is not an independent director under these rules given his role as the Company’s Chief Executive Officer. Mr. Bear is not an independent director given his role as the Chief Financial Officer of CRH Medical Corporation, where Mr. Patrick serves as a member of the board of directors, including as Chairman of the audit committee and as a member of its compensation committee and corporate governance and nominating committee. Of the former directors who served on the AmpliPhi board during 2018, the AmpliPhi board determined that each of Louis Drapeau and Vijay B. Samant was independent under the rules of the SEC and NYSE American, while Paul C. Grint, M.D. and Wendy S. Johnson were not independent under such rules, due to their current or former management positions with AmpliPhi. Each such former director resigned in May 2019 in connection with the Merger. Accordingly, during 2018 and as of the record date, the AmpliPhi board and our Board, respectively, were comprised of a majority of directors who qualify as independent directors under the rules adopted by the SEC and NYSE American.
Board Leadership Structure
Our Board of Directors has an independent Chairman, Richard J. Bastiani, Ph.D., who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board of Directors. We have a separate chair for each committee of the Board. As a general policy, the Board believes that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board of Directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the Board of Directors as a whole. As such, Mr. Patrick serves as our Chief Executive Officer, while Dr. Bastiani serves as our Chairman of the Board of Directors but is not an officer of the Company. We expect and intend the positions of Chairman of the Board of Directors and Chief Executive Officer to continue to be held by separate individuals in the future.
Role of the Board in Risk Oversight
One of the principal functions of our Board of Directors is to provide oversight concerning the assessment and management of risk related to our business. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to fundamental financial and business strategies and major corporate activities.
While the Board oversees our risk management, our management is responsible for day-to-day risk management processes, including, without limitation, strategic, operational, financial, regulatory and cyber-security risks that may exist from time to time. The Board expects management to consider the risks of, and risk management in, each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Board and its committees. In connection with this responsibility, members of management provide regular reports to the Board of Directors regarding business operations and strategic planning, financial planning and budgeting and regulatory matters, including any material risk to the Company related to such matters. Although the Board does not have a formal risk oversight policy, the Board does, as a whole and through its various committees, oversee the proper functioning of our internal risk management processes. In its risk oversight role, the Board evaluates whether management has reasonable controls in place to address material risks we currently face and those we may face in the future.
The Board has delegated oversight for specific areas of risk exposure to committees of the Board of Directors as follows:
•
The Audit Committee is primarily responsible for overseeing our financial risk management processes on behalf of the Board. The Audit Committee is responsible for discussing the Company’s overall risk assessment and risk management policies with management and our independent registered public accounting firm, as well as the Company’s plans to monitor and control any financial risk exposure. The Audit Committee is also responsible for primary risk oversight related to our internal control over financial reporting, disclosure controls and procedures, and legal and regulatory compliance. In addition, the Audit Committee reviews all related-person transactions, including the risks related to those transactions impacting the Company. Going forward, we expect that the Audit Committee will receive reports from management regarding its assessment of risks at least quarterly.

•
The Compensation Committee oversees our compensation programs and reviews the conduct incentivized by those programs, including any impact on risk-taking by our executive officers and employees.

•
The Nominating and Corporate Governance Committee oversees the organization, membership and structure of our Board of Directors and our corporate governance practices. The committee members report to the full Board of Directors on material developments in their areas of oversight.

We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors’ leadership structure, which also emphasizes the independence of our Board of Directors in its oversight of our business and affairs, supports this approach.
The Board and its committees meet at regularly scheduled and special meetings throughout the year at which management reports to the Board concerning the results of our risk management activities, as well as external changes that may change the levels of business risk to which we are exposed. At each regular meeting of our Board of Directors, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any matters related to risk assessment or risk management. Upon the request of the committees, our principal executive officer and principal financial officer attend meetings of these committees when they are not in executive session, and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.
Meetings of the Board of Directors
The AmpliPhi board of directors met 18 times during 2018. Each of our incumbent directors who served on the AmpliPhi board of directors during 2018 attended 75% or more of the total number of meetings of the Board and of the committees on which he served, held during the portion of the last fiscal year for which he was a director or committee member.
As required under applicable NYSE American listing standards, during 2018, AmpliPhi’s independent directors met on a regular basis in executive session without the presence of non-independent directors and management.
Each director is expected to devote the time necessary to appropriately discharge his or her responsibilities and to rigorously prepare for and attend and participate in all Board meetings and meetings of Board committees on which he or she serves. In addition, the independent directors meet regularly in executive session without the presence of management.
Policy Concerning Director Attendance at Annual Meetings of Shareholders
There is no formal policy as to their attendance at annual meetings of shareholders, and in the past our directors have not been present for such meetings.
Information Regarding Committees of the Board of Directors
The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operates under a written charter, the adequacy of which each respective committee regularly reviews and reassesses. A copy of each charter is available under the heading “Corporate Governance” of the Investor Relations section of our website at https://investor.armatapharma.com/corporate-governance. Our Board of Directors may establish additional committees from time to time in accordance with our Bylaws.
As of December 31, 2018 (and prior to the consummation of the Merger), the membership of the standing committees was as follows:
Name	Audit	Compensation	Nominating and Corporate Governance
Jeremy Curnock Cook		X	X*
Louis Drapeau	X*	X	X
Michael S. Perry, Ph.D.	X	X*	X
Vijay B. Samant	X
Paul C. Grint, M.D.
Wendy S. Johnson
Total meetings during 2018	4	1	—

*
Committee Chairperson

As of October 11, 2019, the record date, the membership of the standing committees was as follows:
Name	Audit(1)	Compensation	Nominating and Corporate Governance
Richard J. Bastiani, Ph.D.			X*
Richard Bear
Jeremy Curnock Cook	X	X
H. Stewart Parker	X*		X
Todd R. Patrick
Joseph M. Patti, Ph.D.		X	X
Michael S. Perry, D.V.M., Ph.D.	X	X*
Todd C. Peterson, Ph.D.

*
Committee Chair.

(1)
Upon the completion of the Merger, the Audit Committee consisted of Ms. Parker (Chair), Mr. Cook, and Dr. Patti. Subsequent to the Merger, Dr. Patti was replaced with Dr. Perry on the Audit Committee.

Below is a description of each committee of the Board of Directors. The Board of Directors has determined that each member of each committee meets the applicable NYSE American rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
Our Audit Committee currently consists of Ms. Parker (Chair), Mr. Cook and Dr. Perry. The Board of Directors reviews the NYSE American listing standards definition of independence for Audit Committee members on an annual basis and has determined that each of the members of our Audit Committee satisfies the NYSE American listing requirements and SEC independence requirements. Our Board of Directors has determined that each of Ms. Parker and Mr. Cook qualifies as an audit committee financial expert within the meaning of SEC regulations. In making this determination, our Board of Directors has considered each of Ms. Parker’s and Mr. Cook’s formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.
The primary purpose of the Audit Committee is to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The functions of the Audit Committee include, among other things:
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evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors and to present its conclusion to our Board of Directors;

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reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

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monitoring the rotation of partners of our independent auditors on our audit engagement team as required by law;

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prior to engagement of any independent auditor, and, at least annually thereafter, reviewing relationships that may reasonably be thought to bear on the auditor’s independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

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reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;

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reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our internal control over financial reporting;

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reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding internal accounting controls, accounting or auditing matters and other matters;

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preparing the report that the SEC requires in our annual proxy statement;

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reviewing and providing oversight of any related-person transactions in accordance with our related-person transactions policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;

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reviewing on a periodic basis our investment policy; and

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reviewing and evaluating on an annual basis its own performance, including its compliance with its charter.

Report of the Audit Committee of the Board of Directors
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
This report is furnished by the current Audit Committee of the Board of Directors with respect to our financial statements for the year ended December 31, 2018.
One of the purposes of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our annual financial statements. Our management is responsible for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report on its audit.
Ernst & Young was the independent registered public accounting firm for C3J’s financial statements audited pursuant to PCAOB standards for the years ended December 31, 2018 and 2017. Ernst & Young also served as AmpliPhi’s independent registered public accounting firm for those periods. Because the Merger was treated as a reverse acquisition for accounting purposes, the historical financial statements of the accounting acquirer, C3J, have become Armata’s historical financial statements.
As of the record date, the current Audit Committee of the Board of Directors with respect to Armata’s financial statements (which are the historical financial statements of C3J, as accounting acquirer in the Merger) consists of Ms. Parker (Chair), Mr. Cook and Dr. Perry (which we refer to in this Audit Committee Report as the “Armata Audit Committee”). Prior to the consummation of the Merger, and at the time of the filing of AmpliPhi’s 2018 Annual Report on Form 10-K (the “AmpliPhi 10-K”), AmpliPhi’s Audit Committee consisted of Mr. Drapeau, Mr. Samant, and Dr. Perry (the “AmpliPhi Audit Committee”). Dr. Perry is the only director who served on both the Armata Audit Committee and the AmpliPhi Audit Committee.
AmpliPhi’s Audited Financial Statements
Ernst & Young was the independent registered public accounting firm for the AmpliPhi audited financial statements for the year ended December 31, 2018. The AmpliPhi Audit Committee discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the PCAOB and the SEC and received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the PCAOB regarding communications with audit committees concerning independence. The AmpliPhi Audit Committee discussed with Ernst & Young the firm’s independence and concluded that Ernst & Young was independent from the company and management.
In performing its oversight role, the AmpliPhi Audit Committee reviewed and discussed AmpliPhi’s audited financial statements for the year ended December 31, 2018 with management and Ernst & Young. Based on the foregoing, the AmpliPhi Audit Committee recommended to the Board that the AmpliPhi audited financial statements for the fiscal year ended December 31, 2018 be included in AmpliPhi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Of the members of the AmpliPhi Audit Committee who participated in the review and discussions relating to the AmpliPhi 10-K, only Dr. Perry is currently a member of the Armata Audit Committee, and none of the other current Armata Audit Committee members participated in the review and discussions relating to the AmpliPhi 10-K.
C3J’s Audited Financial Statements
Ernst & Young was the independent registered public accounting firm for C3J’s financial statements audited pursuant to PCAOB standards for the years ended December 31, 2018 and 2017. The C3J Audit Committee discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the PCAOB and the SEC and received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the PCAOB regarding communications with audit committees concerning independence. The C3J Audit Committee and the Armata Audit Committee have each discussed the independence of Ernst & Young and concluded that Ernst & Young was independent from the respective company and management.
In performing its oversight role, the Armata Audit Committee reviewed and discussed C3J’s audited financial statements for the years ended December 31, 2018 and 2017 (which became Armata’s historical financial statements in connection with the Merger) with management and Ernst & Young. Based on the foregoing, the current Armata Audit Committee recommended to the Board that the C3J audited financial statements for the years ended December 31, 2018 and 2017 be incorporated by reference into the Company’s Current Report on Form 8-K/A, filed with the SEC on July 24, 2019, from AmpliPhi’s definitive proxy statement, filed with the SEC on April 4, 2019 (as amended and supplemented).
The foregoing report has been furnished by the current Armata Audit Committee.
H. Stewart Parker (Chair)
Jeremy Curnock Cook
Michael S. Perry, D.V.M., Ph.D.
Compensation Committee
Our Compensation Committee consists of Dr. Perry (Chair), Mr. Cook and Dr. Patti. Our Board of Directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, an outside director, as defined pursuant to Section 162(m) of the Code, and satisfies the NYSE American listing independence requirements.
The functions of this committee include, among other things:
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reviewing, modifying and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;

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reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) the compensation and other terms of employment of our executive officers, including the terms of any employment agreements, severance arrangements, change-of-control protections and any other compensatory arrangements for our executive officers;

•
reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

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reviewing and approving (or, if it deems appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

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evaluating (including, if it deems appropriate, with the input of some or all of the other members of the Board) risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;

•
reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee Board members;

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administering our equity incentive plans;

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establishing policies with respect to equity compensation arrangements;

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establishing policies with respect to votes by our shareholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

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reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;

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reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

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reviewing the adequacy of its charter on a periodic basis;

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reviewing with management and approving our compensation-related disclosures and related tables in our periodic reports or proxy statements to be filed with the SEC;

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preparing the report that the SEC requires in our annual proxy statement, if required by then-applicable SEC rules; and

•
reviewing and assessing on an annual basis its own performance.

Compensation Committee Processes and Procedures
Generally, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. Other than in-house legal counsel and certain other types of advisors, the Compensation Committee may retain such consultants or advisors only after taking into consideration six factors, prescribed by the SEC and NYSE American, that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisors engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation, as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, if any, including analyses of executive and director compensation paid at other peer companies identified by the consultant.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Dr.  Bastiani (Chair), Ms. Parker and Dr. Patti. Our Board of Directors has determined that each of the members of this committee satisfies the NYSE American listing independence requirements. The Nominating and Corporate Governance Committee of the Board of Directors is responsible for, among other things:
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identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;

•
assessing the performance of management and the Board, including Board committees, seeking input from senior management, the full Board and others, which assessment shall include, among other things, an evaluation of the Board’s contribution as a whole and overall Board composition and makeup, including the reelection of current Board members;

•
evaluating, nominating and recommending individuals for membership on our Board of Directors;

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evaluating nominations by shareholders of candidates for election to our Board of Directors;

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considering and assessing the independence of members of our Board of Directors;

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developing a set of corporate governance policies and principles, periodically reviewing and assessing these policies and principles and their application and recommending to our Board of Directors any changes to such policies and principles;

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reviewing the adequacy of its charter on an annual basis; and

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reviewing and assessing on an annual basis its own performance.

The Nominating and Corporate Governance Committee believes that candidates for director should, both individually and collectively, have the integrity, experience, judgment, commitment (including having sufficient time to devote to us and a sufficient level of participation), skills, diversity and expertise appropriate for our Company. We do not have a set policy or process for considering “diversity,” however that term may be defined, in identifying nominees. However, the Nominating and Corporate Governance Committee strives to identify and recruit individuals whose diverse talents, experiences and backgrounds enhance the inclusive environment in which the Board currently functions. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee may consider our current needs and the needs of our Board of Directors, to maintain a balance of knowledge, experience and capability in various areas. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE American purposes, which determination is based upon applicable NYSE American listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee may use its network of contacts to compile a list of potential director candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a shareholder. Pursuant to our Policy Regarding Stockholder Recommendations of Director Nominees, shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an annual meeting of shareholders may do so by delivering a written recommendation to our Secretary at Armata Pharmaceuticals, Inc., 4503 Glencoe Avenue, Marina del Rey, California 90292, no later than the close of business on the 90th day and no earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. For the 2020 Annual Meeting, such written recommendations must be received no earlier than August 12, 2020 and no later than close of business on September 11, 2020. Submissions must include the name and address of the shareholder on whose behalf the submission is made; the number of shares of our common stock that are owned beneficially by such shareholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.
Shareholder Communications with the Board of Directors
The Company’s Board has adopted a formal process by which shareholders may communicate with the Board or any of its committees or directors. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of the Company at Armata Pharmaceuticals, Inc., 4503 Glencoe Avenue, Marina del Rey, California 90292. All communications will be compiled and reviewed by the Secretary of the Company, who will determine whether the communication should be presented to the Board, committee or individual director, as applicable. Communications approved by the Secretary will be submitted to the Board of Directors, its committees, or the individual directors on a periodic basis. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with the Company’s Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters (the “Whistleblower Policy”), discussed below, will be treated in accordance with that policy.
Any interested person may, however, communicate directly with the Chairman or the independent directors as a group. Persons interested in communicating directly with the independent directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the independent directors generally, in care of Armata Pharmaceuticals, Inc. at 4503 Glencoe Avenue, Marina del Rey, California 90292. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.
Code of Ethics
We have adopted a code of ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Business

Conduct and Ethics. The Code of Business Conduct and Ethics is available under the heading “Corporate Governance” of the Investor Relations section of our website at https://investor.armatapharma.com/corporate-governance. Any amendment to, or waiver from, a provision of the codes of ethics applicable to our directors and executive officers will be disclosed in a current report on Form 8-K within four business days following the date of the amendment or waiver, unless the rules of the NYSE American then permit website posting of such amendments and waivers, in which case we would promptly post such disclosures on our internet website.
Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters
We have adopted the Whistleblower Policy to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters.
Hedging and Pledging Policy
Our insider trading policy prohibits our officers, other employees and directors from hedging or pledging our shares.

PROPOSAL 3
Ratification of Selection of Independent Registered Public Accounting Firm
Proposal to Ratify Appointment of Ernst & Young LLP
The Audit Committee of the Board of Directors has selected Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the annual meeting. Ernst & Young served as the independent registered public accounting firm for AmpliPhi from January 20, 2015 until the completion of the Merger and has continued to serve in such role for Armata following the Merger. The Merger was treated as a reverse acquisition for accounting purposes and, as such, the historical financial statements of the accounting acquirer, C3J, have become Armata’s historical financial statements.
Representatives of Ernst & Young are expected to be available at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain Ernst & Young. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
In order for Proposal 3 to be approved, the number of shares cast “For” the proposal must exceed the number of shares cast “Against” the proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.
Change in Accountants
Dismissal of PwC
PricewaterhouseCoopers LLP (“PwC”) was previously engaged as the independent registered public accounting firm for C3J, the accounting acquirer in the Merger. On January 28, 2019, the C3J Audit Committee dismissed PwC as C3J’s independent registered public accounting firm, effective immediately (the “January Termination”), and engaged Ernst & Young, as discussed below, to serve in such capacity instead.
In anticipation of the Merger, however, the C3J Audit Committee engaged PwC to audit C3J’s consolidated financial statements for the fiscal year ended December 31, 2017 in accordance with the standards of the PCAOB (the “PCAOB standards audit”). PwC had previously audited those financial statements in accordance with auditing standards generally accepted in the United States.
On February 18, 2019, the C3J Audit Committee determined to terminate PwC’s engagement with respect to the PCAOB standards audit of C3J’s December 31, 2017 consolidated financial statements, and PwC was notified of such determination on February 18, 2019 (such termination, the “February Termination”).
PwC’s PCAOB standards audit of C3J’s December 31, 2017 consolidated financial statements was in process but not yet complete at the time of the February Termination. Accordingly, PwC did not complete the PCAOB standards audit of C3J’s 2017 consolidated financial statements, and PwC did not issue an audit report under PCAOB standards with respect to those financial statements.
The reports of PwC on C3J’s consolidated financial statements for the years ended December 31, 2017 and 2016 (which were issued under auditing standards generally accepted in the United States but were never filed with the SEC because C3J was not subject to such reporting requirements) did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During C3J’s fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through dates of the January Termination and the February Termination, respectively, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act (“Regulation S-K”)) between C3J and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in its reports on C3J’s consolidated financial statements.
During C3J’s fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through dates of the January Termination and the February Termination, respectively, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except that PwC reported to C3J and the C3J Audit Committee that it believed a material weakness in internal control over financial reporting existed related to the lack of segregation of duties, particularly as it related to the processing of journal entries.
The Company previously provided PwC with a copy of the foregoing disclosures and requested that PwC furnish a letter addressed to the SEC stating whether or not it agrees with the above disclosures. A copy of this letter, dated May 10, 2019, is filed as Exhibit 16.1 to the Current Report on Form 8-K filed with the SEC on May 10, 2019.
Engagement of Ernst & Young
As described above, effective January 29, 2019, C3J retained Ernst & Young as its registered public accounting firm, and, effective February 21, 2019, C3J retained Ernst & Young to conduct the PCAOB standards audit of C3J’s December 31, 2017 consolidated financial statements.
During C3J’s two fiscal years ended December 31, 2018 and 2017 and the subsequent interim period preceding the engagement of Ernst & Young, neither C3J nor anyone on its behalf consulted with Ernst & Young with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on C3J’s consolidated financial statements, and no written report or oral advice of Ernst & Young was provided to C3J that was an important factor considered by C3J in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K), or any “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).
Principal Accountant Fees and Services
The following table represents aggregate fees billed to AmpliPhi by Ernst & Young LLP for the fiscal years ended December 31, 2018 and 2017.
	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2017
Audit Fees(1)	$270,000	$324,000
Audit Related Fees(2)	120,560	97,000
Tax Fees	—	—
All Other Fees	—	—
Total	$390,560	$421,000

(1)
Audit fees represent professional fees related to annual audit and quarterly review procedures.

(2)
Audited related fees relate to procedures associated with financing transactions and the Merger disclosures.

Representatives of Ernst & Young LLP attended all of the meetings of AmpliPhi’s Audit Committee occurring during the years ended December 31, 2018 and 2017.

The following table represents aggregate fees billed to C3J by Ernst & Young for the years ended December 31, 2018 and 2017 and by PwC for services provided for the fiscal year ended December 31, 2017, prior to its dismissal.
	Fiscal Year Ended December 31, 2018	Fiscal Year Ended December 31, 2017
	E&Y	E&Y	PwC
Audit Fees(1)	$273,207	$150,523	$132,650
Audit Related Fees(2)	50,482	—	943
Tax Fees	—	—	—
All Other Fees	—	—	—
Total	$323,689	$150,523	$133,593

(1)
Audit fees represent professional fees related to annual audit and quarterly review procedures.

(2)
Audit related fees relate to procedures associated with the Merger disclosures.

Pre-Approval Policies and Procedures
The Audit Committee approves in advance the engagement and fees of the independent registered public accounting firm for all audit services and non-audit services, based upon independence, qualifications and, if applicable, performance. The Audit Committee may form and delegate to subcommittees of one or more members of the Audit Committee the authority to grant pre-approvals for audit and permitted non-audit services, up to specific amounts. All audit services described above were pre-approved by the AmpliPhi Audit Committee or the C3J Audit Committee, as applicable. C3J was a privately-held company at the time the fees described above were paid.
Ability to Continue as a Going Concern
The report of Ernst & Young on the consolidated financial statements of C3J (which became Armata’s historical financial statements in connection with the Merger) for the fiscal year ended December 31, 2018, included in the proxy statement for the special meeting relating to the Merger, filed with the SEC on April 4, 2019, stated that C3J suffered recurring losses and negative cash flows from operations, which raised substantial doubt about C3J’s ability to continue as a going concern. Other than the foregoing, Ernst & Young’s report on C3J’s financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.
In addition, the report of Ernst & Young on the consolidated financial statements of AmpliPhi for the fiscal year ended December 31, 2018, included in AmpliPhi’s Annual Report on Form 10-K, filed on March 25, 2019, and incorporated by reference into the proxy statement for the special meeting relating to the Merger, filed with the SEC on April 4, 2019, stated that AmpliPhi suffered recurring losses and negative cash flows from operations, which raised substantial doubt about AmpliPhi’s ability to continue as a going concern. Other than the foregoing, Ernst & Young’s report on AmpliPhi’s financial statements for the past two years contained no adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles.
The Board of Directors Recommends
a Vote “For” Proposal 3.

EXECUTIVE OFFICERS
The following table sets forth information regarding our executive officers as of the record date.
Name	Age	Position(s)
Todd R. Patrick	57	Chief Executive Officer & Director
Brian Varnum, Ph.D.	59	President & Chief Development Officer
Steve R. Martin	58	Chief Financial Officer
Duane Morris	69	Vice President, Operations
The following is biographical information for Brian Varnum, Ph.D., our President and Chief Development Officer; Steve R. Martin, our Chief Financial Officer; and Duane Morris, our Vice President, Operations. The biographical information for Todd R. Patrick is set forth above under Proposal 2.
Brian Varnum, Ph.D. has served as our President and Chief Development Officer since the Merger. He previously served at C3J as its Vice President of Product Development starting in 2012 and became its Chief Development Officer in 2014, serving in that role until the Merger in May 2019. Dr. Varnum is a biotech veteran with more than 20 years of experience. Dr. Varnum began his career with Amgen Inc. and spent more than 18 years at the biotech pioneer as that company grew from a start-up to a large and successful biotechnology company. He started in discovery research where his team purified novel growth factors and advanced antibodies and small molecules into clinical studies. Dr. Varnum also worked in development, assisting with clinical development of proteins, antibodies and small molecules. In this capacity, he contributed to key regulatory filings, market research and product launch, giving him experience in drug discovery and development from the lab bench to product launch and marketing. After retiring from Amgen Inc. in 2007, Dr. Varnum turned his focus to the start-up landscape, working in several capacities, including assisting investors, entrepreneurs and start-ups in the assessment of technologies for funding or in-licensing. In these capacities, he established research strategies and plans, and served as Chief Scientific Officer for several companies, securing funding, and executing research contracts with large and mid-sized pharmaceutical companies. Dr. Varnum obtained his Ph.D. from UCLA studying oncogenes, and his drug development research experience includes hematopoietic growth factor discovery, oncology, auto-immune/inflammatory disorders, personalized medicine in inflammatory bowel disease and infectious diseases.
Steve R. Martin has served as our Chief Financial Officer since the Merger, and previously served as the Chief Financial Officer of AmpliPhi since January 2016. Mr. Martin has served as a member of the board of directors of Dthera Sciences since April 2018. Mr. Martin served as Senior Vice President and Chief Financial Officer of Applied Proteomics, Inc., a molecular diagnostics company, from December 2014 to August 2015. From June 2011 to December 2014, Mr. Martin served as Senior Vice President and Chief Financial Officer of Apricus Biosciences, Inc., a publicly traded pharmaceutical company, and also served as its Interim Chief Executive Officer from November 2012 through March 2013. From 2008 to January 2011, Mr. Martin served as Senior Vice President and Chief Financial Officer of BakBone Software Incorporated, a publicly traded software company. During his final 10 months with BakBone Software Incorporated, until its acquisition in January 2011, Mr. Martin also served as its Interim Chief Executive Officer. From 2005 to 2007, Mr. Martin served as Chief Financial Officer of Stratagene Corporation, a publicly traded research products and clinical diagnostics company. Mr. Martin’s previous experience also includes serving as controller of Gen-Probe Incorporated, a publicly traded molecular diagnostics company, as well as 10 years with Deloitte & Touche LLP, a public accounting firm. Mr. Martin holds a B.S. degree from San Diego State University and is a certified public accountant (inactive).

Duane Morris has served as our Vice President, Operations since the Merger. He previously led the production, quality, facilities and clinical operations areas for C3J from December 2011 to May 2019. Prior to joining C3J, Mr. Morris was the Chief Operating Officer at Response Biomedical Corp. in Vancouver, Canada from February 2007 to October 2010, where he directed the expansion of manufacturing facilities and scale-up of in-vitro diagnostic products. Prior to his tenure at Response Biomedical Corp., Mr. Morris was responsible for all manufacturing and quality control activities for ID Biomedical Corporation from February 2003 until its acquisition by GlaxoSmithKline in 2005. From 2005 to December 2006, Mr. Morris served as general manager of GlaxoSmithKline Biologicals, in which role he was responsible for all North American Operations, which included influenza vaccine production for GlaxoSmithKline. Mr. Morris started his career at Syntex Corporation (now Roche) in Palo Alto, where he spent 21 years in positions of increasing responsibility, ultimately becoming the Director of Pharmaceutical Manufacturing. Mr. Morris earned his B.A. in Management from Saint Mary’s College in Moraga, California.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding beneficial ownership of our capital stock by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•
each of our current directors;

•
each of our named executive officers named in the Summary Compensation Table; and

•
all of our current executive officers and directors as a group.

The percentage ownership information in the table below is based on 9,934,299 shares of common stock outstanding as of September 30, 2019.
Information with respect to beneficial ownership provided in the table below is based upon information supplied by officers and directors and based upon Schedules 13D and 13G and Forms 4 filed with the SEC. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before November 29, 2019, which is 60 days after September 30, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Except as otherwise noted below, the address for each person or entity listed in the table is c/o Armata Pharmaceuticals, Inc., 4503 Glencoe Avenue, Marina del Rey, California 90292.
	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Shareholders
Delta Dental of Wisconsin	2,107,675(1)	21.2%
Delta Dental Plan of Michigan, Inc.	1,265,802(2)	12.7%
Delta Dental of California	990,643(3)	10.0%
Delta Dental Plan of South Dakota	887,813(4)(17)	8.9%
Corvesta, Inc.	633,944(5)	6.4%
Synthetic Genomics	516,976(4)	5.2%
Directors and Named Executive Officers
Richard J. Bastiani, Ph.D. (Director)	14,698(6)	*
Richard Bear (Director)	—	—
Jeremy Curnock Cook (Director)	30,860(7)	*
H. Stewart Parker (Director)	14,698(8)	*
Joseph M. Patti, Ph.D. (Director)	—	—
Michael S. Perry, D.V.M., Ph.D. (Director)	30,592(9)	*
Todd C. Peterson, Ph.D. (Director)	—	—
Todd R. Patrick (Chief Executive Officer and Director)	260,142(10)	2.6%
Brian Varnum, Ph.D. (President and Chief Development Officer)	73,991(11)	*
Steve R. Martin (Chief Financial Officer)	7,244(12)	*
Duane Morris (Vice President of Operations)	33,543(13)	*
Paul C. Grint, M.D. (Former Chief Executive Officer)	1,828(14)	*
Igor P. Bilinsky, Ph.D. (Former Senior Vice President and Chief Operating Officer)	—(15)	—
All current executive officers and directors as a group (11 persons)(16)	436,039	4.3%

*
Represents beneficial ownership of less than 1%.

(1)
The shares listed were reported on a Schedule 13D filed with the SEC on May 21, 2019, with respect to shares of common stock held by Delta Dental of Wisconsin and Wyssta Investments Inc. Delta Dental of Wisconsin beneficially owns 1,628,994 shares of common stock, and Wyssta Investments Inc. beneficially owns 478,681 shares of common stock. Wyssta Investments Inc. is a wholly-owned subsidiary of Delta Dental of Wisconsin and, as such, Delta Dental of Wisconsin has the sole power to vote or dispose of the shares owned by Wyssta Investments Inc. As such, Delta Dental of Wisconsin holds sole voting and dispositive power of 2,107,675 shares. The principal business address of the reporting persons is c/o Delta Dental of Wisconsin, 2801 Hoover Road, Stevens Point, Wisconsin 54481.

(2)
The shares listed were reported on a Schedule 13G filed with the SEC on May 17, 2019, with respect to shares of common stock held by Delta Dental Plan of Michigan, Inc. and Renaissance Holding Company. Delta Dental Plan of Michigan, Inc. owns, directly or indirectly, approximately 68% of the outstanding common stock of Renaissance Holding Company. Delta Dental Plan of Michigan, Inc. and Renaissance Holding Company hold shared voting and dispositive power of 1,265,802 shares. The principal business address of the reporting persons is 4100 Okemos Road, Okemos, Michigan 48864.

(3)
The shares listed were reported on a Schedule 13G filed with the SEC on May 10, 2019, with respect to shares of common stock held by Delta Dental of California. Delta Dental of California reported holding sole and shared power to vote such shares and sole and shared power to dispose of such shares. The principal business address of Delta Dental of California is 560 Mission Street, Suite 1300, San Francisco, California 94105.

(4)
The shares listed are based on our internal records following the Merger and the Financing.

(5)
The shares listed were reported on a Schedule 13G filed with the SEC on May 21, 2019, with respect to shares of common stock held by Corvesta, Inc. Corvesta, Inc. holds sole voting and dispositive power of such shares. The principal business address of Corvesta, Inc. is 4818 Starkey Road, S.W., Roanoke, Virginia 24018.

(6)
Consists of  (a) 13,889 shares of common stock and (b) 809 shares of common stock that Mr. Bastiani has the right to acquire from us within 60 days of September 30, 2019, pursuant to the exercise of stock options.

(7)
Consists of  (a) 23 shares of common stock; (b) 29,364 shares of common stock and warrants exercisable for 365 shares of common stock held by One Funds Management Limited as Trustee for Asia Pacific Healthcare Fund II (“One Funds”), an entity with which Mr. Cook is affiliated due to his position with BioScience Managers Pty Ltd; and (c) 1,108 shares of common stock that Mr. Cook has the right to acquire from us within 60 days of September 30, 2019, pursuant to the exercise of stock options. Mr. Cook may be deemed to have shared voting and dispositive power over the shares beneficially owned by One Funds and Phillip Asset Management, but disclaims such beneficial ownership except to the extent of his pecuniary interest therein, if any.

(8)
Consists of  (a) 13,889 shares of common stock and (b) 809 shares of common stock that Ms. Parker has the right to acquire from us within 60 days of September 30, 2019, pursuant to the exercise of stock options.

(9)
Consists of  (a) 16 shares of common stock; (b) 29,364 shares of common stock and warrants exercisable for 365 shares of common stock held by One Funds, an entity with which Dr. Perry is affiliated due to his position with BioScience Managers Pty Ltd; and (c) 847 shares of common stock that Dr. Perry has the right to acquire from us within 60 days of September 30, 2019, pursuant to the exercise of stock options. Dr. Perry may be deemed to have shared voting and dispositive power over the shares beneficially owned by One Funds, but disclaims such beneficial ownership, except to the extent of his pecuniary interest therein, if any.

(10)
Consists of  (a) 9,999 shares of common stock, (b) 194,087 restricted shares of common stock and (c) 56,056 shares of common stock that Mr. Patrick has the right to acquire from us within 60 days of September 30, 2019, pursuant to the exercise of stock options.

(11)
Consists of  (a) 32,162 shares of common stock and (b) 41,829 shares of common stock that Dr. Varnum has the right to acquire from us within 60 days of September 30, 2019, pursuant to the exercise of stock options.

(12)
Consists of  (a) 26 shares of common stock and (b) 7,218 shares of common stock that Mr. Martin has the right to acquire from us within 60 days of September 30, 2019, pursuant to the exercise of stock options.

(13)
Consists of  (a) 26,144 shares of common stock and (b) 7,399 shares of common stock that Mr. Morris has the right to acquire from us within 60 days of September 30, 2019, pursuant to the exercise of stock options.

(14)
Paul C. Grint, M.D., resigned from his positions as Chief Executive Officer and director in connection with the Merger. Dr. Grint’s holdings consist of 42 shares of common stock and 1,786 shares of common stock that Dr. Grint has the right to acquire from the Company within 60 days of September 30, 2019, pursuant to the exercise of stock options, which options were granted to Dr. Grint after his resignation as consideration for his consulting services. Subject to certain terms and conditions, the option will vest at the end of his six-month consulting period and will remain exercisable for a period of one year after the termination of such six-month consulting period. All stock options held by Dr. Grint at the time of his resignation expired pursuant to their terms prior to September 30, 2019 without having been exercised. Other than the option granted after his resignation, the shares reported are based on our records as of the termination date of Dr. Grint’s employment and do not take into account any transactions that may have occurred after such date.

(15)
On January 14, 2019, AmpliPhi terminated the employment of its Senior Vice President and Chief Operating Officer, Igor P. Bilinsky, Ph.D. All stock options held by Dr. Bilinsky at the time of his termination expired pursuant to their terms prior to September 30, 2019 without having been exercised. The shares reported are based on our records as of the termination date of Dr. Bilinsky’s employment and do not take into account any transactions that may have occurred after such date.

(16)
Represents beneficial ownership of our common stock held by our current directors and executive officers as a group as of September 30, 2019, including any options and warrants exercisable within 60 days of September 30, 2019. Omits former executive officers that are no longer employed by the Company and former directors that were not serving on the Company’s Board of Directors as of September 30, 2019.

(17)
The shares reported as being held by Delta Dental Plan of South Dakota consist of 762,542 shares held of record by Delta Dental Plan of South Dakota and 125,271 shares held of record by Delta Dental of South Dakota Foundation, an affiliated entity.

EXECUTIVE COMPENSATION
Set forth below is certain information regarding the historical compensation of the named executive officers of AmpliPhi during the year ended December 31, 2018. In addition, set forth below is certain information regarding the historical compensation of certain C3J executive officers during the year ended December 31, 2018, as well as certain arrangements made with certain of our current executive officers following the completion of the Merger. Armata generally intends to continue AmpliPhi’s compensation practices as described herein.
AmpliPhi Executive Compensation
AmpliPhi’s named executive officers for the year ended December 31, 2018, which consist of its principal executive officer and its two most highly compensated executive officers other than its principal executive officer who were serving as executive officers as of December 31, 2018 (the “AmpliPhi named executive officers”), are:
•
Dr. Paul Grint, AmpliPhi’s former Chief Executive Officer, who resigned from such position in connection with the Merger and does not serve as the Chief Executive Officer of Armata;

•
Steve Martin, AmpliPhi’s Chief Financial Officer, who continues to serve in such role at Armata; and

•
Dr. Igor Bilinsky, AmpliPhi’s former Senior Vice President, Chief Operating Officer, who served in such role from January 30, 2017 to January 14, 2019.

Summary Compensation Table
The following table provides information regarding the compensation paid during the last two fiscal years to our named executive officers for the year ended December 31, 2018.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Paul C. Grint, M.D. Former Chief Executive Officer(2)	2018	475,000	—	—	143,000	—	618,000
	2017	277,083	—	154,163	50,000	18,750(4)	499,996
Steve Martin Senior VP and Chief Financial Officer	2018	320,000	—	—	109,000	—	429,000
	2017	320,000	—	154,072	173,409	—	647,481
Igor P. Bilinsky, Ph.D. Former Senior VP and Chief Operating Officer(3)	2018	350,000	—	—	—	—	350,000
	2017	323,525	—	201,173	183,805	—	708,503

(1)
In accordance with SEC rules, this column represents the aggregate grant date fair value of the option awards granted during 2017 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions. Assumptions used in the calculation of these amounts are included in Note 10 to the consolidated financial statements included in the AmpliPhi Form 10-K for the year ended December 31, 2018, filed with the SEC on March 25, 2019. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. There were no stock-based or option-based compensation awards granted to the AmpliPhi named executive officers in 2018.

(2)
On May 9, 2019, at the effective time of the Merger, Dr. Grint resigned from his position as AmpliPhi’s Chief Executive Officer. In connection with his termination, Dr. Grint is entitled to certain severance payments, as described below under the section titled “— Potential Payments and Benefits upon Termination or Change in Control.”

(3)
On January 14, 2019, AmpliPhi terminated the employment of its Chief Operating Officer, Igor P. Bilinsky, Ph.D. In connection with his termination, Dr. Bilinsky is entitled to certain severance benefits, including continuation of payments totaling $350,000 in equal monthly installments for twelve months from January 14, 2019, as described below under the section titled “— Potential Payments and Benefits upon Termination or Change in Control.”
(4)
Represents board of directors service retainers paid to Dr. Grint in 2017 for board services provided prior to his commencement of employment as Chief Executive Officer of AmpliPhi in May 2017.

Base Salary
The base salaries of AmpliPhi’s named executive officers, as applicable, was generally determined and approved by its board of directors, based on the recommendation of its compensation committee.
Dr. Grint’s annual base salary for 2018 and 2017 was $475,000.
Mr. Martin’s annual base salary for 2018 and 2017 was $320,000.
Dr. Bilinsky’s annual base salary for 2018 and 2017 was $350,000.
Annual Bonus
In addition to base salaries, certain of AmpliPhi’s named executive officers were eligible to receive annual performance-based cash bonuses, which were designed to provide appropriate incentives to its executives to achieve defined annual corporate goals and to reward its executives for individual achievement towards these goals. The performance-based bonus was generally based on the extent to which AmpliPhi achieved the specified corporate goals that its board of directors or compensation committee established. After the end of the year, typically in the first calendar quarter, the board of directors and/or compensation committee reviewed AmpliPhi’s performance against the established corporate goals and approved the extent to which AmpliPhi achieved such goals. In addition, AmpliPhi may have awarded a named executive officer a discretionary cash or equity bonus, if its board of directors or compensation committee determined appropriate based on the circumstances.
The AmpliPhi board of directors and/or compensation committee generally would consider each executive officer’s individual contributions towards reaching AmpliPhi’s corporate goals and may have also established specific individual goals for AmpliPhi’s executive officers as it determined appropriate. There was no minimum bonus percentage or amount established for the AmpliPhi named executive officers and, as a result, the bonus amounts varied based on corporate and individual performance, as applicable. Under the terms of his offer letter agreement described below, Dr. Grint was eligible to receive an annual performance-based bonus for 2018 equal to, at target, 50% of his annual salary based on AmpliPhi’s achievement of certain performance goals. Mr. Martin was eligible to receive an annual performance-based bonus for 2018 equal to, at target, 40% of his annual salary based on AmpliPhi’s achievement of certain performance goals. Dr. Bilinsky was eligible to receive an annual performance-based bonus for 2018 equal to, at target, 40% of his annual salary based on AmpliPhi’s achievement of certain performance goals.
AmpliPhi’s annual performance bonus amounts for 2017 and 2018 were based entirely on corporate goals relating to capital raising, completion of the strategic merger process, management of operating costs, its clinical trial and manufacturing progress, and certain organizational achievements. In January 2019, the compensation committee reviewed the corporate performance goals for Dr. Grint and Mr. Martin and also considered other external factors impacting the valuation of AmpliPhi. Based on the evaluation of the overall 2018 results by the compensation committee, the following cash bonus awards were determined: Dr. Grint, $143,000; and Mr. Martin, $109,000.
Dr. Bilinsky was not eligible for an annual discretionary bonus for the 2018 calendar year because his employment was terminated before bonuses were determined and calculated; however, pursuant to the terms of his separation agreement, he was eligible for a bonus payment of  $50,000 if the Merger with C3J closed on or before June 30, 2019, which bonus he was paid in May 2019.

Equity-Based Awards
AmpliPhi’s equity-based incentive awards were designed to align its interests with those of its employees and consultants, including AmpliPhi’s named executive officers. AmpliPhi’s board of directors or its compensation committee approved equity grants. Vesting of equity awards was generally tied to continuous service with AmpliPhi and served as an additional retention measure. AmpliPhi’s executives may have been awarded an initial new hire grant upon commencement of service and may have received additional grants, as the board of directors or compensation committee determined appropriate, in order to incentivize and/or reward such executives.
AmpliPhi traditionally granted stock options to its named executive officers under its equity incentive plans, the terms of which are described below under “— Equity Benefit Plans.” AmpliPhi did not grant any stock-based awards to its executives or board of director members during 2018.
Agreements with AmpliPhi Named Executive Officers
Below are descriptions of AmpliPhi’s employment and consulting agreements with its named executive officers governing the terms of their service with AmpliPhi. For a discussion of the severance pay and other benefits that may be provided in connection with a termination of service and/or a change in control under the arrangements with AmpliPhi’s named executive officers, please see “— Potential Payments and Benefits upon Termination or Change in Control” below.
Dr. Grint.   In June 2017, AmpliPhi entered into an offer letter agreement with Dr. Grint, its Chief Executive Officer. Dr. Grint’s employment under the agreement was at will and was terminable by AmpliPhi or Dr. Grint at any time. Under the terms of the agreement, Dr. Grint was entitled to receive an initial annual base salary of  $475,000, an annual target performance bonus of 50% of his annual salary based on AmpliPhi’s achievement of certain performance objectives, and options to purchase 33,942 shares of AmpliPhi’s common stock, which were granted in September 2017.
Mr. Martin.   In January 2016, AmpliPhi entered into an offer letter agreement with Mr. Martin, its Senior Vice President and Chief Financial Officer. Mr. Martin’s employment under the agreement was at will and was terminable by AmpliPhi or Mr. Martin at any time. Under the terms of the agreement, Mr. Martin was entitled to receive an initial annual base salary of  $320,000, an annual target performance bonus of not less than 35% of his annual salary based on AmpliPhi’s achievement of certain performance objectives and an option to purchase a number of shares of AmpliPhi’s common stock equal to 1% of the number of shares of common stock outstanding on a fully-diluted basis, which was granted in January 2016. Mr. Martin retained his position as Chief Financial Officer of Armata following the Merger, and the terms of his offer letter agreement remain as described herein.
Dr. Bilinsky.   In January 2017, AmpliPhi entered into an offer letter agreement with Dr. Bilinsky, its Senior Vice President and Chief Operating Officer. Dr. Bilinsky’s employment under the agreement was at will and was terminable by AmpliPhi or Dr. Bilinsky at any time. Under the terms of the agreement, Dr. Bilinsky was entitled to receive an initial annual base salary of  $350,000, an annual target performance bonus of 40% of his annual salary based on AmpliPhi’s achievement of certain performance objectives, an option to purchase a number of shares of AmpliPhi’s common stock equal to 1.5% of the number of shares of common stock outstanding on a fully-diluted basis, which was granted in January 2017, and an additional option to purchase a number of shares of AmpliPhi’s common stock equal to 1% of the number of shares of common stock outstanding on a fully-diluted basis following the completion of the first financing transaction following the start of employment. The financing transaction was completed in May 2017, at which time the additional stock option was granted. On January 14, 2019, AmpliPhi terminated the employment of Dr. Bilinsky without “cause.” In connection with his termination, Dr. Bilinsky was entitled to certain severance benefits, including continuation of payments totaling $350,000 in equal monthly installments for twelve months in accordance with his offer letter, as described below under the section titled “— Potential Payments and Benefits upon Termination or Change in Control.” Armata currently pays such severance benefits.

Potential Payments and Benefits upon Termination or Change in Control
Dr. Grint and Mr. Martin.   Under the terms of the offer letter agreements with Dr. Grint and Mr. Martin, each of these AmpliPhi named executive officers was entitled to receive 12 months of continued base salary if their employment with AmpliPhi was terminated without cause or if the executive resigned for good reason, and additionally, if such termination or resignation occurred in connection with a change in control, full acceleration of the individual’s equity awards, provided that in either case the person provided AmpliPhi with an effective release of claims.
At the effective time of the Merger, Dr. Grint resigned from his position as AmpliPhi’s Chief Executive Officer. In connection with his resignation, Dr. Grint became entitled to receive the severance and change of control payments described in his offer letter agreement, which Armata currently pays. While Dr. Grint resigned as an officer of AmpliPhi, he agreed to continue to serve as a consultant for Armata in a transitional role for a period of six months. As consideration for his consulting services, Armata granted him, pursuant to approval by Armata’s Board, an option under the 2016 Equity Incentive Plan (the “2016 Plan”) to purchase 1,786 shares of our common stock at an exercise price equal to the fair market value of Armata’s common stock on the date of grant. Subject to certain terms and conditions, the option will vest at the end of the six-month consulting period and will remain exercisable for a period of one year after the termination of such six-month consulting period.
Mr. Martin retained his position as Chief Financial Officer of Armata following the Merger, and his potential payments or benefits upon termination remain as described above.
Dr. Bilinsky.   In accordance with the terms of his offer letter agreement, upon the termination of Dr. Bilinsky’s employment on January 14, 2019 and following his delivery to AmpliPhi of a general release of claims, Dr. Bilinsky was entitled to continued payment of his base salary for 12 months following his termination date (totaling $350,000). In addition, AmpliPhi entered into a separation agreement with Dr. Bilinsky providing for (i) a payment of  $50,000 if the Merger with C3J closed on or before June 30, 2019, paid on the first payroll date following the closing of the Merger, and (ii) accelerated vesting of all outstanding unvested equity incentive awards as of his termination date. Armata continues to pay such salary continuation. In addition, Armata paid the $50,000 bonus for successful closing of the Merger prior to June 30, 2019 in May 2019.
All of AmpliPhi’s named executive officers held stock options under its equity incentive plans that were granted subject to the general terms of its equity incentive plans and form of stock option agreements. A description of the termination and change in control provisions in such equity incentive plans and stock options granted thereunder is provided below under “— Equity Benefit Plans,” and the specific vesting terms of each of AmpliPhi’s named executive officer’s stock options are described below under “— Outstanding Equity Awards at Fiscal Year End.”

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information regarding all outstanding equity awards held by AmpliPhi’s named executive officers as of December 31, 2018.
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Dr. Grint(5)	89(1)	26(1)(4)	—	791.00	11/4/2025
			20,365(2)	12.74	9/6/2027
	4,242	9,334(1)(4)	—	12.74	9/6/2027
	4,331	9,360
Mr. Martin	520(1)	193(1)	—	399.00	1/17/2026
	1,152(3)	—	—	60.20	3/31/2021
	3,102	6,826(1)	—	12.74	9/6/2027
	4,774	7,019
Dr. Bilinsky(5)	846	919(1)(4)	—	64.40	1/29/2027
	1,260(3)	—	—	60.20	3/31/2021
	2,464	3,761(1)(4)	—	10.36	5/29/2027
	4,570	4,680

(1)
Twenty-five percent of the shares vest one year after grant date, with the balance vesting in equal monthly installments thereafter over the next three years, subject to continued service.

(2)
These options were cancelled on January 1, 2019 because performance criteria were not met.

(3)
One hundred percent of the shares vested upon grant date of April 1, 2017.

(4)
One hundred percent of the unvested shares became vested upon termination of each of Dr. Bilinsky’s employment on January 14, 2019 and Dr. Grint’s employment on May 9, 2019, respectively.

(5)
All stock options held by each of Dr. Grint and Dr. Bilinsky at the time of his termination of employment expired pursuant to their terms prior to the record date without having been exercised.

All of the stock options held by AmpliPhi’s named executive officers listed in the table above were granted under and subject to the terms of the 2016 Plan and 2013 Stock Incentive Plan (the “2013 Plan”), the terms of which are described below under “— Equity Benefit Plans.”
Option Exercises and Stock Vested
AmpliPhi’s named executive officers did not exercise any stock option awards during the year ended December 31, 2018.
Pension Benefits
None of AmpliPhi’s named executive officers participated in or had account balances in qualified or non-qualified defined benefit plans sponsored by it.
Non-Qualified Deferred Compensation
None of AmpliPhi’s named executive officers participated in or had account balances in qualified or non-qualified defined contribution plans or other non-qualified compensation plans sponsored by it.
Equity Benefit Plans
2016 Equity Incentive Plan
The 2016 Plan was approved by AmpliPhi’s board of directors in April 2016 and subsequently approved by its shareholders in June 2016, and was most recently amended and restated effective as of

May 8, 2019, to reflect AmpliPhi’s name change and the Reverse Split, as well as to increase the share reserve by 987,355 shares, for a total share reserve of 1,213,917 on a post-Reverse Split basis. Armata continues to grant awards under the 2016 Plan. The plan provides for the issuance of incentive awards in the form of non-qualified and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance-based stock awards. The awards may be granted by the Armata Board of Directors to its employees, including officers, non-employee directors and consultants who provide services to Armata or to a subsidiary of Armata. The exercise price for stock options must not be less than the fair market value of the underlying shares on the date of grant. Stock options expire no later than ten years from the date of grant and generally vest and typically become exercisable over a four-year period following the date of grant. Upon the exercise of stock options, Armata issues the resulting shares from shares reserved for issuance under the 2016 Plan. With the approval of the 2016 Plan, the remaining unallocated shares under the 2013 Plan were allocated to the 2016 Plan.
2013 Stock Incentive Plan
The 2013 Plan was first approved by AmpliPhi’s board of directors in December 2013 and approved by its shareholders in February 2014, and subsequently amended by AmpliPhi’s board of directors and shareholders effective in August 2015. Following the adoption of the 2016 Plan, no further awards have been or will be granted under the 2013 Plan, and all awards granted under the 2013 Plan that are repurchased, forfeited, expire or are cancelled become available for grant under the 2016 Plan in accordance with its terms.
However, all stock options granted under the 2013 Plan continue to be governed by the terms of the 2013 Plan. The terms of the stock options granted under the 2013 Plan, including vesting requirements, were determined by AmpliPhi’s board of directors, subject to the provisions of the 2013 Plan. Options granted under the 2013 Plan generally vest over four years and are exercisable after they have been granted and up to ten years from the date of grant. The exercise price of the incentive stock options must equal at least 100% of the fair market value of AmpliPhi’s common stock on the date of grant.
Under the terms of the 2013 Plan, upon the effectiveness of a corporate transaction (as such term is defined in the 2013 Plan), all awards granted under the 2013 Plan will terminate unless affirmed by AmpliPhi or assumed by the successor entity. AmpliPhi’s board of directors was able to, and Armata’s Board may, amend the terms of any outstanding award granted under the 2013 Plan, including to provide for acceleration of vesting, but no such action may adversely affect the holder’s rights under an outstanding award without the holder’s consent.
Employee Stock Purchase Plan
Additional long-term equity incentives are provided through the 2016 Employee Stock Purchase Plan (the “ESPP”), which became effective in connection with AmpliPhi’s 2016 Annual Meeting of Shareholders in May 2016 and which Armata continues to use pursuant to the terms described herein. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Armata’s Board of Directors has delegated its authority to administer the ESPP to our Compensation Committee. Under the ESPP, all of our regular employees (including our named executive officers) may participate and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our common stock will be purchased for employees participating in the offering. Unless otherwise determined by our compensation committee, shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of  (a) 85% of the fair market value of our common stock on the first date of an offering or (b) 85% of the fair market value of our common stock on the date of purchase. As of December 31, 2018, there were 3,319 shares available for future issuance under the ESPP.

Non-Employee Director Compensation
The following table and related footnotes show the compensation paid during the year ended December 31, 2018 to AmpliPhi’s non-employee directors, other than Dr. Grint, whose 2018 compensation is set forth under “— Summary Compensation Table” above.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Jeremy Curnock Cook(1)	70,000	—	—	70,000
Louis Drapeau(2)(6)	63,000	—	—	63,000
Michael S. Perry, Ph.D.(3)	59,000	—	—	59,000
Vijay Samant(4)(6)	46,000	—	—	46,000
Wendy S. Johnson(5)(6)	40,000	—	—	40,000

(1)
As of December 31, 2018, Mr. Cook held stock options for an aggregate of 1,129 shares, of which 1,092 shares were vested and exercisable.

(2)
As of December 31, 2018, Mr. Drapeau held stock options for an aggregate of 894 shares, of which 834 shares were vested and exercisable.

(3)
As of December 31, 2018, Dr. Perry held stock options for an aggregate of 902 shares, of which 850 shares were vested and exercisable.

(4)
As of December 31, 2018, Mr. Samant held stock options for an aggregate of 894 shares, of which 868 shares were vested and exercisable.

(5)
As of December 31, 2018, Ms. Johnson held stock options for an aggregate of 1,251 shares, of which 1,174 shares were vested and exercisable.

(6)
Resigned as a director on May 9, 2019, in connection with the Merger.

In September 2015, the AmpliPhi board of directors approved a revised compensation structure for its non-employee directors. In 2018, the chairman of AmpliPhi’s board received an annual cash retainer of $60,000 and each other non-employee director received an annual cash retainer of  $40,000. For the audit committee, the committee chair received an additional annual cash retainer of  $15,000 and each member received an additional annual cash retainer of  $6,000. For the compensation committee, the committee chair received an additional annual cash retainer of  $10,000 and each member received an additional annual cash retainer of  $5,000. For the nominating and corporate governance committee, the committee chair received an additional annual cash retainer of  $5,000 and each member received an additional annual cash retainer of  $3,000. Following the Merger, the members of Armata’s Board of Directors continue to receive the payments under this compensation structure.
During 2017, Dr. Grint served on AmpliPhi’s board of directors both before and following his appointment to the role of AmpliPhi’s Chief Executive Officer. Dr. Grint received compensation totaling $18,750 for his services as a non-employee director and committee member from January 1 through May 31, 2017. In June 2017, Dr. Grint assumed the role of AmpliPhi’s Chief Executive Officer. Once he became an employee, Dr. Grint’s compensation became governed solely by the terms of his employment offer letter agreement described above, and he did not receive additional cash or equity compensation for serving on AmpliPhi’s board of directors. All of Dr. Grint’s 2017 and 2018 compensation, including the compensation he received while serving as a non-employee director prior to becoming AmpliPhi’s Chief Executive Officer, is reflected in the Summary Compensation Table above. Dr. Grint did not receive compensation for service as a director in 2018.
No non-employee directors received any stock option grants in 2018.
C3J Executive Compensation
Treatment of C3J Stock Options and Restricted Stock Awards in the Merger
At the effective time of the Merger, each option to purchase shares of C3J common stock issued by C3J (a “C3J Stock Option”) under C3J’s Amended and Restated 2006 Stock Option Plan and 2016 Stock

Plan (together, the “C3J Stock Plans”) that was outstanding and unexercised immediately prior to the effective time of the Merger, whether or not vested, was converted into an option to purchase shares of Armata common stock, and Armata assumed the C3J Stock Plans and each outstanding C3J Stock Option in accordance with its terms. Accordingly, following the Merger: (i) each C3J Stock Option assumed by Armata is exercisable solely for shares of Armata common stock; (ii) the number of shares of Armata common stock subject to each C3J Stock Option assumed by Armata was determined by multiplying (A) the number of shares of C3J common stock that were subject to such C3J Stock Option, as in effect immediately prior to the effective time of the Merger, by (B) the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Armata common stock; (iii) the per share exercise price for the Armata common stock issuable upon exercise of each C3J Stock Option assumed by Armata was determined by dividing (A) the per share exercise price of the C3J common stock subject to such C3J Stock Option, as in effect immediately prior to the effective time of the Merger, by (B) the Exchange Ratio and rounding the resulting exercise price up to the nearest whole cent; and (iv) any restriction on the exercise of any C3J Stock Option assumed by Armata continued in full force and effect and the term, exercisability, vesting schedule and other provisions of such C3J Stock Option otherwise remained unchanged, except that: (A) Armata may amend the terms of the C3J Stock Options and the C3J Stock Plans to reflect Armata’s substitution of the C3J Stock Options with options to purchase Armata common stock; and (B) the Board of Directors succeeded to the authority and responsibility of C3J’s board of directors with respect to each C3J Stock Option assumed by Armata.
At the effective time of the Merger, each restricted stock award with respect to C3J common stock (a “C3J RSA”) that was outstanding immediately prior to the effective time of the Merger was assumed by Armata and converted into restricted stock awards with respect to Armata common stock, and Armata assumed the applicable restricted stock agreements and each such C3J RSA in accordance with its terms. All rights with respect to C3J common stock under the C3J RSAs assumed by Armata were converted into rights with respect to Armata common stock. Accordingly, following the Merger: (i) each C3J RSA assumed by Armata relates to shares of Armata common stock; (ii) the number of shares of Armata common stock subject to each C3J RSA assumed by Armata was determined by multiplying (A) the number of shares of C3J common stock that were subject to such C3J RSA, as in effect immediately prior to the effective time of the Merger, by (B) the Exchange Ratio and rounding the resulting number down to the nearest whole number of shares of Armata common stock; and (iii) any restriction on any C3J RSA assumed by Armata continued in full force and effect and the vesting schedule and other provisions of such C3J RSA otherwise remained unchanged, subject to certain exceptions.
Todd R. Patrick Employment Agreement
Todd R. Patrick, Armata’s Chief Executive Officer, is subject to an Employment Agreement, dated October 1, 2018, between Mr. Patrick and C3J, as amended on January 3, 2019 (the “Patrick Employment Agreement”). The Patrick Employment Agreement provides for an initial term of three years. Mr. Patrick will be paid an annual base salary as may be established from time to time by the Board of Directors, and an annual cash bonus, in accordance with a milestone-based structure established by the Board of Directors, enabling him to earn between 50% and 100% of the amount of his base salary as a bonus. He will also be eligible for all fringe benefit plans available to other full-time employees. If Mr. Patrick is terminated without Cause or resigns for Good Reason (in each case as defined in the Patrick Employment Agreement), then he will be entitled to a severance payment equal to his base salary plus 50% of his bonus (the bonus to be paid whether earned or unearned) for the then-remaining term of the Patrick Employment Agreement, or through September 30, 2021, such payment to be lengthened to a minimum of one year or twelve (12) months of base salary and bonus, if his termination occurs during any month during the 2021 calendar year.
Employee Benefit Matters
Under the terms of the Merger Agreement, for purposes of vesting, eligibility to participate, and level of benefits under the employee benefit plans, programs, contracts or arrangements of AmpliPhi or any of its subsidiaries (including, following the effective time of the Merger, C3J and its subsidiary), each employee who continued to be employed by AmpliPhi (now Armata), C3J or any of their respective subsidiaries immediately following the Merger was credited with his or her years of service with AmpliPhi, C3J or any of their respective subsidiaries and their respective predecessors.

Limitation of Liability and Indemnification
Sections 23B.08.510 and 23B.08.570 of the Washington Business Corporation Act authorize Washington corporations to indemnify directors and officers under certain circumstances against expenses (including legal expenses) and liabilities incurred in legal proceedings in which they are involved by reason of being a director or officer, as applicable. Section 23B.08.560 of the Washington Business Corporation Act authorizes a corporation, if authorized by its articles of incorporation or by a provision in the corporation’s bylaws approved by its shareholders, to indemnify or agree to indemnify a director made a party to a proceeding, or obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations imposed by Sections 23B.08.510 through 23B.08.550; provided that no such indemnity shall indemnify any director from or on account of  (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director finally adjudged to be in violation of Section 23B.08.310 of the Washington Business Corporation Act (which section relates to unlawful distributions) or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property or services to which the director was not legally entitled.
Article 11 of our Articles provides that, to the fullest extent that the Washington Business Corporation Act permits the limitation or elimination of the liability of a director, a director shall not be liable to us or our shareholders for monetary damages for conduct as a director. Section 10 of our Bylaws requires us to indemnify every present or former director or officer against expenses, liabilities and losses incurred in connection with serving as a director or officer, as applicable, and to advance expenses of such director or officer incurred in defending any proceeding covered by the indemnity.
We maintain a policy of directors’ and officers’ liability insurance that insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. We have also entered into indemnification agreements with our executive officers and directors that provide for the indemnification of directors and executive officers to the fullest extent permitted by the Washington Business Corporation Act against expenses reasonably incurred by such persons in any threatened, pending or completed action, suit, investigation or proceeding in connection with their service as (i) a director or officer of us or (ii) a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at our request. In addition, we are obligated to advance expenses pursuant to the indemnification agreements under certain circumstances, and the agreements also provide for procedural protections, including a determination by a reviewing party as to whether the indemnitee is permitted to be indemnified under applicable law. In addition, we have agreed that we will be the indemnitor of first resort should the indemnitee have rights to indemnification provided by other persons.
The limitation of liability and indemnification provisions in our Articles and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
We believe that these provisions in our Articles and Bylaws and our indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

TRANSACTIONS WITH RELATED PERSONS
Related-Person Transactions Policy and Procedures
We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000 (or such lower threshold as may be applicable to us from time to time pursuant to the rules and regulations of the SEC or the NYSE American).
Transactions involving compensation for services provided to us by an employee, consultant or director are not considered related-person transactions under this policy. A related person is any person who is, or at any time since the beginning of the Company’s last fiscal year, was, an executive officer, director or director nominee of the Company, any holder of more than 5% of our common stock, any of the foregoing’s immediate family members and any entity owned or controlled by any such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for approval. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative sources for comparable services or products are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors, director nominees and certain significant shareholders. In considering related-person transactions, our Audit Committee or other independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:
•
the risks, costs and benefits to us;

•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the terms of the transaction;

•
the availability of other sources of comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.
Certain Related-Person Transactions
Described below are any transactions occurring since January 1, 2017, and any currently proposed transactions, to which AmpliPhi, C3J or Armata, respectively, was a party and in which:
•
The amounts involved exceeded or will exceed the lesser of  (i) $120,000 and (ii) 1% of the average of the respective company’s total assets at year-end for the last two completed fiscal years; and

•
A director, director nominee, executive officer, holder of more than 5% of the outstanding capital stock of the respective company, or any member of such person’s immediate family had or will have a direct or indirect material interest.

AmpliPhi Transactions
Common Stock Issuance Agreement
On April 8, 2016, AmpliPhi entered into a Common Stock Issuance Agreement (the “CSIA”), with certain former holders of its Series B convertible preferred stock, including Pendinas Limited (which owned more than 5% of AmpliPhi’s common stock on the date of the CSIA) and One Funds. One Funds is also known as Phillip Asset Management Limited as Trustee for Asia Pacific Healthcare Fund II (“Phillip Asset Management”). Jeremy Curnock Cook, AmpliPhi’s then-interim Chief Executive Officer and Chairman of AmpliPhi’s board of directors, is a Managing Director of and holds an ownership interest in BioScience Managers Pty Ltd, and as of April 2017, Michael S. Perry, D.V.M., Ph.D. one of AmpliPhi’s directors, is also a Managing Director of BioScience Managers Pty Ltd. Both Mr. Cook and Dr. Perry currently serve on the Board of Directors of Armata. Phillip Asset Management Limited is 100% owned by Phillip Capital Holdings Ltd., an Australian stockbroker. Phillip Asset Management holds all shares in its capacity as trustee for BioScience Managers Pty Ltd.
Pursuant to the CSIA, AmpliPhi issued shares of its common stock to such holders, and amended certain warrants to purchase common stock issued to such holders in the private placement of Series B convertible preferred stock in June 2013 and/or July 2013, in order to reduce the exercise price of such warrants from $980.00 per share to $567.00 per share and extend the expiration date thereof from June 26, 2018 to March 31, 2021. As consideration for the transactions described above, such holders waived their right to receive approximately $2.2 million in aggregate cash payments to which they were entitled upon the conversion of all outstanding shares of Series B convertible preferred stock into shares of common stock on April 8, 2016, in respect of accrued dividends on their former shares of Series B convertible preferred stock. Such holders also waived their registration rights with respect to certain future registration statements that may be filed, and certain future public offerings that may be conducted, by AmpliPhi and, post-Merger, Armata.
The table below summarizes the shares issued to Pendinas Limited and One Funds and the accrued dividends waived by such parties:
Related Person	Shares Issued	Accrued Dividends Waived
Pendinas Limited	4,175	$1,504,433
One Funds	1,223	$440,859
The CSIA also contained price protection obligations that required AmpliPhi to issue a formula-based number of shares of its common stock to the holders for no additional consideration upon the completion of certain dilutive financings within a defined period.
In connection with the registered direct public offering that AmpliPhi completed in June 2016, on June 21, 2016, it issued 3,670 and 1,075 shares of common stock to Pendinas Limited and One Funds, respectively, for no additional consideration. Pendinas Limited ceased to be a “related person” following the completion of AmpliPhi’s May 2017 public offering.
On June 27, 2017, AmpliPhi entered into an amendment to the CSIA (the “CSIA Amendment”) to, among other things, terminate the price protection obligations contained in the CSIA. In consideration for the termination of such price protection obligations and a release of claims by the shareholders party to the CSIA, on June 29, 2017, AmpliPhi issued an aggregate of 2,048 shares of common stock to the shareholders party to the CSIA Amendment, including 411 shares to One Funds. Pursuant to the CSIA Amendment and following receipt of shareholder approval at AmpliPhi’s 2017 Annual Meeting of Shareholders, on September 19, 2017, AmpliPhi issued to One Funds an additional 7,501 shares of common stock.
Registered Direct Offering
On March 22, 2018, AmpliPhi completed a registered direct offering of 195,974 shares of its common stock at a price of  $15.40 per share, including 12,987 shares sold to One Funds. Jeremy Curnock Cook and Michael S. Perry, D.V.M., Ph.D., each a member of the AmpliPhi board of directors and our current Board of Directors, are managing directors of BioScience Managers, an investment entity affiliated with One Funds.

Financing Transaction
On February 5, 2019, AmpliPhi and C3J entered into a share purchase agreement for the Financing with the Investors, pursuant to which AmpliPhi agreed to sell, and the Investors agreed to buy, in a private placement, shares of common stock (the “Financing Shares”) immediately following the Effective Time of the Merger, having an aggregate purchase price of  $10.0 million. An aggregate of 1,991,269 shares of Armata common stock was issued to the Investors in the Financing at a price of approximately $5.02192 per share. The Financing Shares were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and such shares bear appropriate restrictive legends. In addition, the Financing Shares are subject to the provisions of the lock-up agreements entered into by certain officers, directors and shareholders of AmpliPhi and C3J concurrently with the execution of the Merger Agreement, pursuant to which they accepted certain restrictions on transfers of their shares of our common stock for the 180-day period following the effective time of the Merger.
Immediately following the closing of the Merger and the Financing, the former C3J security holders (including the Investors) owned approximately 76% of the aggregate number of shares of Armata common stock (of which approximately 20% was comprised of the Financing Shares) and the security holders of Armata as of immediately prior to the Merger owned approximately 24% of the aggregate number of shares of Armata common stock.
In connection with the Financing, Armata and the Investors entered into a registration rights agreement, dated May 9, 2019, pursuant to which Armata agreed to cause the Financing Shares to be registered for resale under the Securities Act.
Change in Control and Severance Benefits Arrangements
Armata has entered into certain change in control and severance benefits arrangements with its officers, as more fully described in the section above entitled “Executive Compensation.”
Director and Executive Officer Compensation
The compensation of Armata’s directors and named executive officers, including employment agreements and other compensatory arrangements with executive officers and stock option grants to executive officers and directors, is more fully described in the section above entitled “Executive Compensation.”
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and executive officers, as described in the section above entitled “Executive Compensation — Limitation of Liability and Indemnification.” In addition, the Merger Agreement provided that, for a period of six years following the effective time of the Merger, AmpliPhi and Armata will, jointly and severally, indemnify and hold harmless each person who is, has been, or who became prior to the effective time of the Merger, a director, officer, fiduciary or agent of AmpliPhi or Armata, respectively, and its subsidiaries or C3J, respectively, against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that such person is or was a director, officer, fiduciary or agent of AmpliPhi, C3J or Armata or any of their respective subsidiaries, whether asserted or claimed prior to, at or after the effective time, in each case, to the fullest extent permitted under applicable law. Each such person will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of AmpliPhi and Armata, jointly and severally.
The Merger Agreement also provided that the provisions relating to the indemnification, advancement of expenses and exculpation of present and former directors and officers of AmpliPhi set forth in AmpliPhi’s articles of incorporation and bylaws, which are now Armata’s Articles and Bylaws, will not be amended, repealed or otherwise modified for a period of six years from the effective time of the Merger in any manner that would adversely affect the rights of individuals who, at the effective time of the Merger, were officers or directors of AmpliPhi. The Merger Agreement required that, after the closing of the Merger, the Articles and Bylaws of Armata were to contain provisions at least as favorable as the provisions relating to the indemnification, advancement of expenses and exculpation of present and former directors and officers set forth in AmpliPhi’s articles of incorporation and bylaws prior to the Merger.
Prior to the effective time of the Merger, AmpliPhi secured and prepaid, at C3J’s expense, a six year “tail policy” on AmpliPhi’s then-existing directors’ and officers’ liability insurance policy.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of annual meeting materials (including the Notice of Internet Availability of Proxy Materials) addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
This year, a number of brokers with account holders who are Armata shareholders will be “householding” the Company’s proxy materials. That means that only one copy of either the Notice of Internet Availability or of this proxy statement and annual report will be delivered to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the applicable annual meeting materials, either for this annual meeting or in the future, please notify your broker or Armata. Direct your written request to Armata Pharmaceuticals, Inc., Attention: Investor Relations, 4503 Glencoe Avenue, Marina del Rey, California 90292 or contact Joyce Allaire at (212) 915-2569. If so requested, a separate copy of the proxy statement or annual report will be delivered to you promptly and without charge. Shareholders who currently receive multiple copies of the applicable annual meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.
OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors,
Richard J. Bastiani, Ph.D.
Chairman of the Board of Directors
Marina del Rey, California
October [•], 2019
A copy of the Company’s annual report is available without charge upon written request to: Secretary, Armata Pharmaceuticals, Inc., 4503 Glencoe Avenue, Marina del Rey, California 90292. We will furnish a copy of any exhibit to such report upon written request and payment of reasonable expenses in furnishing such exhibit.

Appendix A
The proposed amendments to Article 9 of the Amended and Restated Articles of Incorporation to declassify the Board of Directors and provide for the annual election of all directors are as follows:
The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. ~~The Board of Directors shall be divided into three classes, with such classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as appropriate. At each annual meeting of shareholders, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders. Notwithstanding any of the foregoing provisions of this Article 9, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.~~

Appendix B
The amendments to Section 3.2 of the Amended and Restated Bylaws to declassify the Board of Directors and provide for the annual election of all directors, which would become effectively immediately following the effectiveness of the amendments to the Amended and Restated Articles of Incorporation, are as follows:
Number and Tenure
The Board shall be composed of not less than one nor more than nine Directors, the specific number to be set by resolution of the Board or the shareholders. The number of Directors may be changed from time to time by amendment to these Bylaws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Directors need not be shareholders of the corporation or residents of the State of Washington and need not meet any other qualifications. ~~The Board shall be divided into three classes, with such classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as appropriate.~~ At the first annual meeting of shareholders and at each annual meeting ~~of shareholders~~ thereafter, the ~~number~~holders of shares entitled to vote in the election of Directors ~~equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve~~ shall elect Directors to hold office until the ~~third ensuing~~next succeeding annual meeting, ~~of shareholders. Notwithstanding any of the foregoing provisions of this Section 3.2, Directors shall serve until their successors are elected~~ the Director’s successor has been selected and qualified, or ~~until their~~the Director’s earlier death, resignation, or removal ~~from office or until there is a decrease in the number of Directors~~.

ARMATA PHARMACEUTICALS
PURPOSEFUL • PRECISE • POWERFUL

VOTE

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## Annual Meeting Proxy Card

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| | For | Withhold | | For | Withhold | | For | Withhold |
|---|---|---|---|---|---|---|---|---|
| 01 - Richard J. Bastiani, Ph.D. | ☐ | ☐ | 02 - Richard Bear | ☐ | ☐ | 03 - H. Stewart Parker | ☐ | ☐ |
| 04 - Todd R. Patrick | ☐ | ☐ | 05 - Joseph M. Patti, Ph.D. | ☐ | ☐ | 06 - Michael S. Perry, D.V.M., Ph.D. | ☐ | ☐ |
| 07 - Todd C. Peterson, Ph.D. | ☐ | ☐ | 08 - Jeremy Curnock Cook | ☐ | ☐ | | | |

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01 - Richard J. Bastiani, Ph.D.04 - Todd R. Patrick07 - Todd C. Peterson, Ph.D.02 - Richard Bear05 - Joseph M. Patti, Ph.D.08 - Jeremy Curnock Cook03 - H. Stewart Parker06 - Michael S. Perry, D.V.M., Ph.D.For Withhold For Withhold For Withhold1 U P XUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.034OQC++Proposals — The Board of Directors recommend a vote FOR Proposal 1, FOR all the nominees listed in Proposal A 2, and FOR Proposal 3.1. Approval of an amendment to Armata Pharmaceuticals, Inc.’sAmended and Restated Articles of Incorporation to declassify theBoard of Directors and provide for annual election of directors.2. Election of Directors: To elect as directors the nominees listed below to serve until the 2020 Annual Meeting (or, in the event Proposal 1 does not pass, to elect the nomineeslisted as numbers 1 through 7, to serve a one-, two- or three-year term, based on director class).For Against AbstainPlease sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign BelowqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qAnnual Meeting Proxy Card3. Ratification of the Audit Committee’s selection of Ernst & Young LLPas the Company’s independent registered public accounting firm forthe fiscal year ending December 31, 2019.For Against Abstain000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________1234 5678 9012 345MMMMMMMMMMMMMMMMMMMMMMMM4 3 2 9 4 6MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDC 1234567890 J N TC123456789MMMMMMMMMMMMMMMMMMM000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extIf no electronic voting,delete QR code and control #Δ ≈You may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/ARMPor scan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.envisionreports.com/ARMPPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaVotes submitted electronically must bereceived by 11:59 p.m., Eastern Time, onDecember 9, 2019.Your vote matters – here’s how to vote!PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION, DATED OCTOBER 11, 2019

Small steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/ARMPNotice of 2019 Annual Meeting of ShareholdersArmata Pharmaceuticals, Inc.4503 Glencoe AvenueMarina del Rey, California 90292Proxy Solicited by Board of Directors for Annual Meeting – December 10, 2019Todd R. Patrick and Steve R. Martin, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of common stock ofArmata Pharmaceuticals, Inc. that the undersigned held of record as of the close of business on October 11, 2019, with all the powers which the undersigned would possess ifpersonally present, at the Annual Meeting of Shareholders of Armata Pharmaceuticals, Inc. to be held on December 10, 2019 or at any postponement or adjournment thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Director’srecommendations. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope. If you vote by the internet or telephone, please DO NOT mail back this proxycard. If you wish to attend the annual meeting in person, please be prepared to present photo identification for admittance.(Items to be voted appear on reverse side.)Proxy — Armata Pharmaceuticals, Inc.qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qC Non-Voting Items++Change of Address — Please print new address below. Comments — Please print your comments below. Meeting AttendanceMark box to the right ifyou plan to attend theAnnual Meeting.2019 Annual Meeting ofArmata Pharmaceuticals, Inc. ShareholdersDecember 10, 2019 at 11:00 a.m. Local TimeArmata Pharmaceuticals, Inc.4503 Glencoe Avenue, Marina del Rey, California 90292